Exhibit 10.110

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED. [***] INDICATES THAT INFORMATION HAS BEEN REDACTED.

LEASE AGREEMENT BETWEEN
TC PARK SOUTH, LLC,
AS LANDLORD, AND
QUICKEN LOANS INC.,
AS TENANT
DATED APRIL 2, 2012
TWO SOUTHPARK CENTER
6135 PARK SOUTH DRIVE
CHARLOTTE, NORTH CAROLINA
TWO SOUTHPARK CENTER
CHARLOTTE, NORTH CAROLINA

BASIC LEASE INFORMATION
Date:    April 2, 2012
Landlord: TC PARK SOUTH, LLC, a Delaware limited liability company
Tenant:    QUICKEN LOANS INC., a Michigan corporation
Premises:    Suite No. 200, containing 19,200 rentable square feet, in the office building commonly known as Two SouthPark Center (the “Building”), and whose street address is 6135 Park South Drive, Charlotte, NC 28210. The Premises are outlined on the plan attached to the Lease as Exhibit A. The land on which the Building is located (the “Land”) is described on Exhibit B. The term “Project” shall collectively refer to the Building, the Land and the driveways, parking facilities, and similar improvements and easements associated with the foregoing or the operation thereof.
Term:    Sixty-six (66) full calendar months, plus any partial month from the Commencement Date to the end of the month in which the Commencement Date falls, starting on the Commencement Date and ending at 5:00 p.m. local time on the last day of the 66th full calendar month following the Commencement Date, subject to adjustment and earlier termination as provided in the Lease.
Commencement Date:    The earliest of (a) the date on which Tenant occupies any portion of the Premises and begins conducting business therein, (b) the date on which the Work (as defined in Exhibit D hereto) in the Premises is Substantially Completed (as defined in Exhibit D hereto), or (c) the date on which the Work in the Premises would have been Substantially Completed but for the occurrence of any Tenant Delay Days (as defined in Exhibit D hereto).
Basic Rent:    Basic Rent shall be the following amounts for the following periods of time:

Lease Months	Annual Basic Rent Rate Per Rentable Square Foot	Monthly Basic Rent
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
Renewal Period
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]

As used herein, the term “Lease Month” means each full calendar month during the Term (and if the Commencement Date does not occur on the first day of a calendar month, the period from the Commencement Date to the first day of the next calendar month shall be included in the first Lease Month for purposes of determining the duration of the Term and the monthly Basic Rent rate applicable for such partial month).

Security Deposit:	None.
Rent:	Basic Rent, Tenant’s Proportionate Share of Taxes, Tenant’s share of Additional Rent, and all other sums that Tenant may owe to Landlord or otherwise be required to pay under the Lease.
Permitted Use:	General office use.
Tenant’s Proportionate Share:
20.25%, which is the percentage obtained by dividing (a) the number of rentable square feet in the Premises as stated above by (b) the 94,821 rentable square feet in the Building. Landlord and Tenant stipulate that the number of rentable square feet in the Premises and in the Building set forth above is conclusive and shall be binding upon them. The rentable area of the Premises, as well as the Building shall be computed based upon the BOMA American National Standard ANSI Z65. l-1996, and the rentable area of the Premises, as well as the Building, shall contain a proportionate share of the common areas of the Building, utilizing a common area load factor not to exceed fifteen (15%) percent. Within sixty (60) days following delivery of possession of the Premises to Tenant, Tenant shall be permitted to confirm Landlord’s measurement of the Premises; in the event of a disagreement between Landlord’s architect and Tenant’s architect, both architects shall choose a third independent architect whose measurement shall be final and binding and the square footage of the Premises (including Basic Rent and Tenant’s Proportionate Share and all other charges) shall be adjusted.

Expense Stop:	Operating Costs for the calendar year 2012 (grossed up as provided in Section 4(b)(6) of the Lease).
Base Tax Year:	The calendar year 2012.
Initial Liability Insurance Amount:	$3,000,000

Tenant’s Address:	For all Notices: Quicken Loans Inc. 1050 Woodward Avenue Detroit, Michigan 48226 Attention: Angelo V. Vitale Telephone: Telecopy:	With a copy to: Honigman Miller Schwartz and Cohn LLP 34900 Woodward Avenue, Suite 101 Bloomfield Hills, Michigan 48304 Attention: Howard N. Luckoff Telephone: Telecopy:
Landlord’s Address:	For all Notices: TC Park South, LLC c/o CBRE, Inc. 6060 Piedmont Row Drive South, Suite 516 Charlotte, NC 28287 Attention: Lauren Peng Telephone: Telecopy:	With a copy to: TC Park South, LLC c/o Trammell Crow Company 2100 McKinney Avenue, Suite 800 Dallas, TX 75201 Attention: Eric Earnhart Telephone: Telecopy:
The foregoing Basic Lease Information is incorporated into and made a part of the Lease identified above. If any conflict exists between any Basic Lease Information and the Lease, then the Lease shall control.
LANDLORD:
TC PARK SOUTH, LLC, a Delaware limited liability company
By: TC Park South Member, LLC, a Delaware limited liability company, its sole member
By: Trammell Crow Company Acquisitions II, L.P., a Delaware limited partnership, its sole Managing Member
By: Trammell Crow Acquisitions I-II GP, L.P., a Delaware limited partnership, its General Partner
By: Trammell Crow Acquisitions I-II Inc., a Delaware corporation

By: /s/ Michael S. Duffy
Name: Michael S. Duffy
Title: Executive Vice President

TENANT:
QUICKEN LOANS INC., a Michigan corporation
By: /s/ William Emerson
Name: William Emerson
Title: Chief Executive Officer

TABLE OF CONTENTS

LIST OF DEFINED TERMS
Page No.
Additional Rent    2
Affiliate    1
Designer of Record    D-1
Base Tax Year    ii
Basic Lease Information    i
Basic Rent    i
Building    i
Building’s Structure    I
Building’s Systems    I
Casualty    14
Commencement Date    i
Complex    2
Construction Allowance    D-3
Damage Notice    14
Default Rate    6
Disabilities Acts    9
Estimated Delivery Date    1
Event of Default    15
Expense Stop    ii
GAAP    11
Hazardous Materials    21
HVAC    6
Initial Liability Insurance Amount    ii
Land    i
Landlord    I
Landlord’s Mortgagee    13
Law
Laws    I
Lease    I
Lease Month    i
Loss    12
Mortgage    13
OFAC    22
Operating Costs    2
Operating Costs and Tax Statement    5
Parking Area    G-1
Permitted Transfer     10
Permitted Transferee    10
Permitted Use    ii
Premises    i
Primary Lease     1.3.
Project    i.
Rent.    ii
Repair Period    14
Security Deposit.    I
Space Plans    I
Substantial Completion    D-2
Substantially Completed    D-2
Taking    14

Tangible Net Worth    11
Taxes    5
Telecommunications Services    21
Tenant    1
Tenant Delay Day    .D-2
Tenant Party    1
Tenant’s Off-Premises Equipment    I
Tenant’s Proportionate Share    ii
Term    i
Total Construction Costs    D-3
Transfer    9
Work    D-2
Working Drawings    D-2

LEASE
This Lease Agreement (this “Lease”) is entered into as of April 2 , 2012, between TC PARK SOUTH, LLC, a Delaware limited liability company (“Landlord”), and QUICKEN LOANS INC., a Michigan corporation (“Tenant”).

1.Definitions and Basic Provisions. The definitions and basic provisions set forth in the Basic Lease Information (the “Basic Lease Information”) executed by Landlord and Tenant contemporaneously herewith are incorporated herein by reference for all purposes. Additionally, the following terms shall have the following meanings when used in this Lease: “Affiliate” means any person or entity which, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with the party in question; “Building’s Structure” means the Building’s exterior walls, roof, elevator shafts, footings, foundations, structural portions of load-bearing walls, structural floors and subfloors, and structural columns and beams; “Building’s Systems” means the Building’s HVAC, life-safety, plumbing, electrical, and mechanical systems; “including” means including, without limitation; “Laws” means all federal, state, and local laws, ordinances, rules and regulations, all court orders, governmental directives, and governmental orders and all interpretations of the foregoing, and all restrictive covenants affecting the Project, and “Law” means any of the foregoing; “Tenant’s Off-Premises Equipment” means any of Tenant’s equipment or other property that may be located on or about the Project (other than inside the Premises); and “Tenant Party” means any of the following persons: Tenant; any assignees claiming by, through, or under Tenant; any subtenants claiming by, through, or under Tenant; and any of their respective agents, contractors, employees, licensees, guests and invitees.
2.Lease Grant. Subject to the terms of this Lease, Landlord leases to Tenant, and Tenant leases from Landlord, the Premises.
3.Tender of Possession. Landlord and Tenant presently anticipate that possession of the Premises will be tendered to Tenant in the condition required by this Lease on or about the seventy-fifth (75th) day after Landlord’s receipt of this Lease executed by Tenant (the “Estimated Delivery Date”). If Landlord is unable to tender possession of the Premises in such condition to Tenant by the Estimated Delivery Date, then (a) the validity of this Lease shall not be affected or impaired thereby, (b) Landlord shall not be in default hereunder or be liable for damages therefor, and (c) Tenant shall accept possession of the Premises when Landlord tenders possession thereof to Tenant; provided, however, that (x) Tenant shall be entitled to abatement of Basic Rent on a day-by-day basis for a period of thirty days if Landlord tenders possession of the Premises after the Estimated Delivery Date and (y) Tenant shall be entitled to two days’ abatement of Basic Rent for each day thereafter for an additional period of thirty days. Notwithstanding the foregoing, if Landlord has not tendered possession of the Premises to Tenant by the one hundred thirty-fifth (135th) day after Landlord’s receipt of this Lease executed by Tenant, Tenant shall have the right to terminate this Lease by written notice delivered to Landlord within thirty (30) days after the expiration of such period. By occupying the Premises, Tenant shall be deemed to have accepted the Premises in their condition as of the date of such occupancy, subject to the performance of punch-list items that remain to be performed by Landlord, if any. Prior to occupying the Premises, Tenant shall execute and deliver to Landlord a letter substantially in the form of Exhibit E hereto confirming (1) the Commencement Date and the expiration date of the initial Term, (2) that Tenant has accepted the Premises, and (3) that Landlord has performed all of its obligations with respect to the Premises (except for punch-list items specified in such letter); however, the failure of the parties to execute such letter shall not defer the Commencement Date or otherwise invalidate this Lease. Occupancy of the Premises by Tenant prior to the Commencement Date shall be subject to all of the provisions of this Lease excepting only those requiring the payment of Basic Rent, Additional Rent and Taxes (each as defined herein).
4.Rent.
(a)Payment. Tenant shall timely pay to Landlord Rent, without notice, demand, deduction or set off (except as otherwise expressly provided herein), by good and sufficient check drawn on a national banking association at Landlord’s address provided for in this Lease or as otherwise specified by Landlord and shall be accompanied by all applicable state and local sales or use taxes. The obligations of Tenant to pay Basic Rent and other sums to Landlord and the obligations of Landlord under this Lease are independent obligations. Basic Rent, adjusted as herein provided, shall be payable monthly in advance. The first monthly installment of Basic Rent shall be payable within five (5) days of (i) Landlord’s delivery of the Premises to Tenant and (ii) Substantial Completion; thereafter, Basic Rent shall be payable on the first day of each month beginning on the first day of the second full calendar month of the Term. The monthly Basic Rent for any partial month at the beginning of the Term shall equal the product of l/365 of the annual Basic Rent in effect during the partial month and the number of days in the partial month and shall be due on the Commencement Date. Payments of Basic Rent for any fractional calendar month at the end of the Term shall be similarly prorated. Tenant shall pay Additional Rent at the same time and in the same manner as Basic Rent.
(b)Operating Costs; Taxes.
(1)Tenant shall pay to Landlord the amount (per each rentable square foot in the Premises) (“Additional Rent”) by which the annual Operating Costs (defined below) per rentable square foot in the Building exceed the Expense Stop (per rentable square foot in the Building); provided, however, Landlord agrees that increases in the Controllable Operating Costs will not exceed five percent (5%) per year, on a cumulative and compounding basis. As used in this Lease, “Controllable Operating Costs” means all Operating Costs other than taxes, insurance, utilities, snow removal and other weather-related costs, and costs incurred to comply with governmental requirements. Landlord may make a good faith estimate of the Additional Rent to be due by Tenant for any calendar year or part thereof during the Term. During each calendar year or partial calendar year of the Term (after the base year, if the Expense Stop is calculated on a base year basis), Tenant shall pay to Landlord, in advance concurrently with each monthly installment of Basic Rent, an amount equal to the estimated Additional Rent for such calendar year or part thereof divided by the number of months therein. From time to time, but not more than two (2) occasions per calendar year, Landlord may estimate and re-estimate the Additional Rent to be due by Tenant and deliver a copy of the estimate or re-estimate to Tenant. Thereafter, the monthly installments of Additional Rent payable by Tenant shall be appropriately adjusted in accordance with the estimations so that, by the end of the calendar year in question, Tenant shall have paid all of the Additional Rent as estimated by Landlord. Any amounts paid based on such an estimate shall be subject to adjustment as herein provided when actual Operating Costs are available for each calendar year.

(2)The term “Operating Costs” means all expenses and disbursements (subject to the limitations set forth below) that Landlord incurs in connection with the ownership, operation, and maintenance of the Project, determined in accordance with sound accounting principles consistently applied, including the following costs: (A) wages and salaries of all on-site employees at or below the grade of senior building manager engaged in the operation, maintenance or security of the Project (together with Landlord’s reasonable allocation of expenses of off-site employees at or below the grade of senior building manager who perform a portion of their services in connection with the operation, maintenance or security of the Project), including taxes, insurance and benefits relating thereto; (B) all supplies and materials used in the operation, maintenance, repair, replacement, and security of the Project; (C) costs for improvements made to the Project which, although capital in nature, are expected to reduce the normal operating costs (including all utility costs) of the Project, as amortized using a commercially reasonable interest rate over the time period reasonably estimated by Landlord to recover the costs thereof taking into consideration the anticipated cost savings, as determined by Landlord using its good faith, commercially reasonable judgment, as well as capital improvements made in order to comply with any Law hereafter promulgated by any governmental authority or any interpretation hereafter rendered with respect to any existing Law, as amortized using an interest rate equal to the prime rate charged by Wells Fargo Bank (or its successor) plus two percent (2%) over the useful economic life of such improvements as determined by Landlord in its reasonable discretion; (D) cost of all utilities, except the cost of utilities reimbursable to Landlord by the Project’s tenants other than pursuant to a provision similar to this Section 4(b); (E) insurance expenses; (F) repairs, replacements, and general maintenance of the Project; (G) fair market rental and other costs with respect to the management office for the Building; and (H) service, maintenance and management contracts with independent contractors for the operation, maintenance, management, repair, replacement, or security of the Project (including alarm service, window cleaning, and elevator maintenance). If the Building is part of a multi-building office complex (the “Complex”), Operating Costs and Taxes for the Complex may be prorated among the Project and the other buildings of the Complex, as reasonably determined by Landlord.
Operating Costs shall not include costs for (i) capital improvements made to the Building, other than capital improvements described in Section 4(b)(2)(C) and except for items which are generally considered maintenance and repair items, such as painting of common areas, replacement of carpet in elevator lobbies, and the like; (ii) repair, replacements and general maintenance paid by proceeds of insurance or by Tenant or other third parties; (iii) interest, amortization or other payments on loans to Landlord; (iv) depreciation; (v) leasing commissions; (vi) legal expenses for services, other than those that benefit the Project tenants generally (e.g., tax disputes), provided that Tenant receives a pro rate reduction of taxes successfully appealed by Landlord to the extent such taxes were paid by Tenant; (vii) renovating or otherwise improving space for occupants of the Project or vacant space in the Project; (viii) Taxes; and (ix) federal income taxes imposed on or measured by the income of Landlord from the operation of the Project. If the Expense Stop is calculated on a base year basis, Operating Costs for the base year only shall not include costs incurred due to extraordinary circumstances, including market-wide labor rate increases due to boycotts and strikes; utility rate increases due to extraordinary circumstances, including conservation surcharges, boycotts, embargos or other shortages; insurance deductibles; or amortized costs relating to capital improvements. Operating Costs also shall not include (x): (1)

costs incurred in connection with the original construction of the Project or in connection with any major change in the Project, such as adding or deleting floors or structures; (2) marketing costs, legal fees, space planners’ fees, advertising and promotional expenses, and brokerage fees incurred in connection with the original development, subsequent improvement, or original or future leasing of the Building or the Project; (3) costs for which the Landlord is reimbursed, or would have been reimbursed, if Landlord had carried the insurance Landlord is required to carry pursuant to this Lease or would have been reimbursed if Landlord had used commercially reasonable efforts to collect such amounts from any tenant or occupant of the Project or by insurance from its carrier or any tenant’s carrier; (4) any bad debt loss, rent loss, or reserves for bad debts or rent loss or any reserves of any kind; (5) costs associated with the operation of the business of the partnership or entity which constitutes the Landlord, as the same are distinguished from the costs of operation of the Project, including partnership accounting and legal matters, costs of defending any lawsuits with any mortgagee (except as the actions of the Tenant may be in issue), costs of selling, syndicating, financing, mortgaging or hypothecating any of the Landlord’s interest in the Project or any portion thereof, and costs incurred in connection with any disputes between Landlord and its employees, between Landlord and Project management, or between Landlord and other tenants or occupants; (6) late charges, penalties, liquidated damages, and interest arising out of Landlord’s failure to make timely payment of any of its obligations; (7) amount paid as ground rental for the Project or any portion thereof or any legal fees or transaction costs arising out of any such ground lease; (8) costs, including permit, license and inspection costs, incurred with respect to the installation of the Tenant Improvements or any other tenant improvements made for new tenants or other occupants in the Project or incurred in renovating or otherwise improving, decorating, painting or redecorating vacant space for tenants or other occupants of the Project (excluding, however, such costs relating to any common areas of the Building or the parking facility); (9) any amount paid by Landlord or to the parent organization or a subsidiary or affiliate of the Landlord for supplies and/or services in the Building to the extent the same exceeds the typical costs of such supplies and/or services rendered by qualified, first-class unaffiliated third parties on a competitive basis; (10) any compensation paid to clerks, attendants or other persons in commercial concessions operated by or on behalf of the Landlord; (11) rentals and other related expenses incurred in leasing air conditioning systems, elevators or other equipment (except for temporary services when needed in connection with normal repairs and maintenance of permanent systems) which if purchased the cost of which would be excluded from Expenses as a capital cost (excluding, however, equipment not affixed to the Building or the Project which is used in providing janitorial or similar services); (12) all items and services for which Tenant or any other tenant in the Project is obligated to reimburse Landlord, or which Landlord provides selectively to one or more tenants (other than Tenant) without reimbursement; (13) electric power costs or costs for other utilities for which any tenant (including Tenant) directly contracts with a public service company, or any costs for electricity, water, heat, air conditioning or other utilities provided by Landlord to any tenant free of charge in excess of the costs for utilities offered by Landlord to Tenant free of charge; (14) depreciation and amortization, except as provided herein and except on materials, tools, supplies and vendor-type equipment purchased by Landlord to enable Landlord to supply services Landlord might otherwise contract for with a third party where such depreciation and amortization would otherwise have been included in the charge for such third party’s services, all as determined in accordance with standard real estate accounting practices, consistently applied, and when depreciation or amortization is permitted or required, the item shall be amortized over its reasonably anticipated useful life as reasonably determined by Landlord, together with interest on the unamortized costs; (15) rent for any office space occupied by Project management personnel to the extent the size or rental rate of such office space exceeds the size or fair market rental value of office space occupied by management personnel of comparable office projects, with adjustment where appropriate for the size of the applicable project and an equitable adjustment/proration of the costs of the same by Landlord in the event such management office also serves other buildings outside of the Project; (16) Landlord’s general corporate overhead and general and administrative expenses, except for the property management fee and except as they relate to the specific management of the Project such as tax management services and project accounting fees; (17) costs arising from the gross negligence or willful misconduct of Landlord or Landlord’s agents or other tenants of the Project and their respective employees, contractors, invitees or licensees; (18) costs incurred to comply with applicable laws with respect to the cleanup, removal, investigation and/or remediation of any Hazardous Materials in, on or under the Project to the extent such Hazardous Materials are: (A) in existence as of the date of this Lease and in violation of any applicable Law in effect as of the date of this Lease, and were of such a nature that a federal, state or municipal governmental or quasi-governmental authority, if it had then had knowledge of the presence of such Hazardous Materials, in the state and under the conditions that the same existed in the Project, would have then required removal, remediation or other action with respect to such Hazardous Materials; or (B) introduced onto the Project after the date of this Lease by Landlord or any of Landlord’s agents, employees, or contractors (provided, however, that if any Hazardous Materials are introduced onto the Project after the date of this Lease, Landlord shall make all commercially reasonable efforts to attempt to (I) determine which party(ies) was/were responsible, and thereafter (II) pursue such party(ies) for payment of the costs incurred to comply with applicable laws with respect to the cleanup, removal, investigation and/or remediation of such Hazardous Materials, and in the event of successful recovery, Landlord shall provide refunds as appropriate if Tenant had paid Operating Expenses toward such costs); (19) costs arising from Landlord’s charitable or political contributions or its memberships in any political organization; (20) cost of capital expenditures except for those permitted in this Lease; (21) costs (including, without limitation, fines, penalties, interest, and costs of repairs, replacements, alterations and/or improvements) incurred in bringing the Project into compliance with Laws in effect as of the date of this Lease, including, without limitation, any costs to correct building code violations pertaining to the initial design or construction of the Building or any other improvements to the Project, to the extent such violations exist as of the date of this Lease under any applicable building codes in effect; (22) costs of correcting defects in the original design and construction of the Project; (23) costs of purchasing art and other aesthetic improvements or installations unless required by Law or to replace an existing improvement in the Project; (24) the cost of any metering or sub-metering of any premises in the Project; (25) the cost of any after-hour utilities, or other services provided to a tenant of the Project which would be charged as an additional direct cost of Tenant under this Lease; (26) costs of any “tap fees” or any sewer or water connection fees for the benefit of any particular tenant in the Building; (27) any expenses incurred by Landlord for use of any portions of the Building to accommodate events including, but not limited to shows, promotions, kiosks, displays, filming, photography, private events or parties, ceremonies, and advertising beyond the normal expenses otherwise attributable to providing building services, including, without limitation, lighting and HVAC to such public portions of the Building in normal Building operations during standard Building hours of operation; (28) any entertainment, dining or travel expenses of Landlord for any purpose; (29) any “validated” parking for any entity; and (30) any “above-standard” cleaning, including, but not limited to construction cleanup or special cleanings associated with parties/events and specific requirements of any tenants in excess of services provided to Tenant, including related trash collection, removal, hauling and dumping.
Landlord shall not make a profit by charging items to Operating Costs that are otherwise also charged separately to others.
Landlord will take commercially reasonable efforts reduce Operating Costs by all cash discounts, trade discounts or quantity discounts received by Landlord in connection with the purchase of any goods, services or utilities in connection with the operation of the Project.

(3)Tenant shall also pay Tenant’s Proportionate Share of any increase in Taxes for each year and partial year falling within the Term over the Truces for the Base Tax Year. Tenant shall pay Tenant’s Proportionate Share of Taxes in the same manner as provided above for Tenant’s Proportionate Share of Operating Costs. “Taxes” means taxes, assessments, service payments and governmental charges (plus any interest, other than penalty interest, payable thereon) or fees whether federal, state, county or municipal, and whether they be by taxing districts or authorities presently taxing or by others, subsequently created or otherwise, and any other taxes and assessments (including non-governmental assessments for common charges under a restrictive covenant or other private agreement that are not treated as part of Operating Costs) now or hereafter attributable to the Project (or its operation), excluding, however, penalties and interest thereon and federal and state taxes on income. However, if the present method of taxation changes so that in lieu of or in addition to the whole or any part of any Taxes, there is levied on Landlord a capital tax directly on the rents received therefrom or a franchise tax, assessment, or charge based, in whole or in part, upon such rents or revenues for the Project, then all such taxes, assessments, or charges, or the part thereof so based, shall be deemed to be included within the term “Taxes” for purposes hereof. Taxes shall include the costs of consultants retained in an effort to lower taxes and all costs incurred in disputing any taxes or in seeking to lower the tax valuation of the Project, provided that Tenant receives a pro rata reduction of taxes successfully appealed by Landlord to the extent such Taxes were paid by Tenant. For property tax purposes, Tenant waives all rights to protest or appeal the appraised value of the Premises as well as the Project, and all rights to receive notices of reappraisement.
(4)[Intentionally deleted.]
(5)By April 1 of each calendar year, or as soon thereafter as practicable, Landlord shall furnish to Tenant a statement of Operating Costs for the previous year, in each case adjusted as provided in Section 4(b)(6), and of the Taxes for the previous year (the “Operating Costs and Tax Statement”). If Tenant’s estimated payments of Operating Costs or Taxes under this Section 4(b) for the year covered. by the Operating Costs and Tax Statement exceed Tenant’s Proportionate Share of such items as indicated in the Operating Costs and Tax Statement, then Landlord shall promptly credit or reimburse Tenant for such excess; likewise, if Tenant’s estimated payments of Operating Costs or Taxes under this Section 4(b) for such year are less than Tenant’s Proportionate Share of such items as indicated in the Operating Costs and Tax Statement, then Tenant shall promptly pay Landlord such deficiency, in any event within thirty (30) days of receipt of written notice of same.
Within one hundred eighty (180) days (the “Audit Election Period”) after Landlord furnishes to Tenant the Operating Costs and Tax Statement for any calendar year [(including the Base Year)], Tenant may, at its expense during Landlord’s normal business hours, elect to audit Landlord’s records regarding such Statement for such calendar year only, subject to the following conditions: (A) there is no Event of Default under this Lease; (B) the audit shall be prepared by an independent certified public accounting firm of recognized national standing; (C) in no event shall any audit be performed by a firm retained on a “contingency fee” basis; (D) the audit shall commence within thirty (30) days after Landlord makes Landlord’s books and records available to Tenant’s auditor and shall conclude within ninety (90)days after commencement; (E) the audit shall be conducted where Landlord maintains its books and records and shall not unreasonably interfere with the conduct of Landlord’s business; and (F) Tenant and its accounting firm shall treat any audit in a confidential manner and shall each execute Landlord’s confidentiality agreement for Landlord’s benefit prior to commencing the audit. Tenant shall deliver a copy of such audit to Landlord within five (5) business days of receipt by Tenant. This paragraph shall not be construed to limit, suspend, or abate Tenant’s obligation to pay Rent when due, including estimated Operating Costs and Taxes. After verification (which shall occur within ninety (90) days of Landlord’s receipt of the audit report from Tenant), Landlord shall credit any overpayment determined by the audit report against the next Rent due and owing by Tenant or, if no further Rent is due, refund such overpayment directly to Tenant within thirty (30) days of determination. Likewise, Tenant shall pay Landlord any underpayment determined by the audit report within thirty (30) days of determination. The foregoing obligations shall survive the expiration or earlier termination of the Lease. If Tenant does not give written notice of its election to audit during the Audit Election Period, Landlord’s Operating Costs and Taxes Statement for the applicable calendar year shall be deemed approved for all purposes, and Tenant shall have no further right to review or contest the same.
If the audit proves that Landlord’s calculation of Operating Costs, Taxes and Insurance for the calendar year under inspection was overstated by more than five percent (5%) in the aggregate, then, after verification, Landlord shall pay Tenant’s actual reasonable out-of-pocket audit and inspection fees applicable to the review of said calendar year statement (not to exceed [***]) within thirty (30) days after receipt of Tenant’s invoice therefor.
(6)With respect to any calendar year or partial calendar year in which the Building is not occupied to the extent of 95% of the rentable area thereof, or Landlord is not supplying services to 95% of the rentable area thereof, the Operating Costs for such period which vary with the occupancy of the Building shall, for the purposes hereof, be increased to the amount which would have been incurred had the Building been occupied to the extent of 95% of the rentable area thereof and Landlord had been supplying services to 95% of the rentable area thereof.
5.Delinquent Payment; Handling Charges. All past due payments required of Tenant hereunder shall bear interest from the date due until paid at the lesser of six percent (6%) per annum or the maximum lawful rate of interest (such lesser amount is referred to herein as the “Default Rate”); additionally, Landlord, in addition to all other rights and remedies available to it, may charge Tenant a fee equal to five percent of the delinquent payment to reimburse Landlord for its cost and inconvenience incurred as a consequence of Tenant’s delinquency. In no event, however, shall the charges permitted under this Section 5 or elsewhere in this Lease, to the extent they are considered to be interest under applicable Law, exceed the maximum lawful rate of interest.
6.Security Deposit. [Intentionally deleted.]
7.Landlord’s Obligations.
(a)Services. Landlord shall use all reasonable efforts to furnish to Tenant: (1) water at those points of supply provided for general use of tenants of the Building; (2) heated and refrigerated air conditioning (“HVAC”) as appropriate, at such temperatures and in such amounts as are standard for comparable buildings in the vicinity of the Building, and shall comply with the specifications set forth in Exhibit J-1 attached hereto; (3) janitorial service to the Premises on weekdays, other than federal holidays (which are, for information purposes, as of the date hereof: New Year’s Day, Memorial Day, 4th of July, Labor Day, Thanksgiving Day, and Christmas Day), for Building-standard installations and such window washing as may from time to time be reasonably required; (4) elevators for ingress and egress to the floor on which the Premises are located, in common with other tenants, provided that Landlord may reasonably limit the number of operating elevators during non-business hours and holidays; and (5) electrical current during normal business hours for equipment that does not require more than 110 volts and whose electrical energy consumption does not exceed normal office usage. If Tenant desires any of the services specified in Section7(a): (A) at any time other than between 7:30 a.m. and 6:30 p.m. on weekdays and between 8:00 a.m. and l:00 p.m. on Saturday (in each case other than holidays), or (B) on Sunday or holidays, then such services shall be supplied to Tenant upon the written request of Tenant delivered to Landlord before 3:00 p.m. on the business day preceding such extra usage, and Tenant shall pay to Landlord the cost of such services within 30 days after Landlord has delivered to Tenant an invoice therefor. The costs incurred by Landlord in providing after hour HVAC service to Tenant shall include costs for electricity, water, sewage, water treatment, labor, metering, filtering, and maintenance reasonably allocated by Landlord to providing such service. The current rate for after hour HVAC service is [***] per hour. Notwithstanding the foregoing, Tenant shall receive Sixty-Five (65) hours of overtime HVAC per calendar year free of charge. This right shall be non-cumulative (that is, any hours remaining at the end of one year will not carry over into the following year). For any partial year during the Term, the Sixty-Five (65) hours shall be pro-rated accordingly. For example, if five (5) months are in a particular calendar year, Tenant shall receive Sixty-Five (65) hours divided by twelve (12) times five (5), or twenty-seven (27) hours for that calendar year. Provided that the actual cost to Landlord has not increased by more than five (5%) from one calendar year to the next calendar year, Landlord agrees that the rate Landlord charges Tenant (i) will not increase by more than five (5%) from one calendar year to the next calendar year, and (ii) in any event will be no greater than the best rate that Landlord charges other tenants that occupy at least an entire floor of the Building. The current schedule of janitorial services to the Premises is shown on Exhibit J-2 attached hereto. During the Term, Landlord shall provide such janitorial services as are generally provided for comparable Class A buildings in the vicinity of the Building.
(b)Excess Utility Use. Landlord shall not be required to furnish electrical current for equipment that requires more than 110 volts or other equipment whose electrical energy consumption exceeds normal office usage. If Tenant’s requirements for or consumption of electricity exceed the electricity to be provided by

Landlord as described in Section 7(a), Landlord shall, at Tenant’s expense, make reasonable efforts to supply such service through the then-existing feeders and risers serving the Building and the Premises, and Tenant shall pay to Landlord the cost of such service within 30 days after Landlord has delivered to Tenant an invoice therefor. Landlord may determine the amount of such additional consumption and potential consumption by any verifiable method, including installation of a separate meter in the Premises installed, maintained, and read by Landlord, at Tenant’s expense. Tenant shall not install any electrical equipment requiring special wiring or requiring voltage in excess of 110 volts unless approved in advance by Landlord, which approval shall not be unreasonably withheld. Tenant shall not install any electrical equipment requiring voltage in excess of Building capacity unless approved in advance by Landlord, which approval may be withheld in Landlord’s sole discretion. The use of electricity in the Premises shall not exceed the capacity of existing feeders and risers to or wiring in the Premises. Any risers or wiring required to meet Tenant’s excess electrical requirements shall, upon Tenant’s written request, be installed by Landlord, at Tenant’s cost, if, in Landlord’s reasonable judgment, the same are necessary and shall not cause permanent damage to the Building or the Premises, cause or create a dangerous or hazardous condition, entail excessive or unreasonable alterations, repairs, or expenses, or interfere with or disturb other tenants of the Building. If Tenant uses machines or equipment in the Premises which affect the temperature otherwise maintained by the air conditioning system or otherwise overload any utility, Landlord may install supplemental air conditioning units or other supplemental equipment in the Premises, and the cost thereof, including the actual cost of installation, operation, use, and maintenance, in each case plus an administrative fee of [***] of such cost, shall be paid by Tenant to Landlord within 30 days after Landlord has delivered to Tenant an invoice therefor.
(c)Restoration of Services; Abatement. Landlord shall use reasonable efforts to restore any service required of it that becomes unavailable; however, such unavailability shall not render Landlord liable for any damages caused thereby, be a constructive eviction of Tenant, constitute a breach of any implied warranty, or, except as provided in the next sentence, entitle Tenant to any abatement of Tenant’s obligations hereunder. If, however, Tenant is prevented from using the Premises because of the unavailability of any such service for a period of five (5) consecutive business days following Landlord’s receipt from Tenant of a written notice regarding such unavailability, the restoration of which is within Landlord’s reasonable control, and such unavailability was not caused by a Tenant Party or a governmental directive, then Tenant shall, as its exclusive remedy be entitled to a reasonable abatement of Rent for each consecutive day (after such 5-day period) that Tenant is so prevented from using the Premises.
8.Improvements; Alterations; Repairs; Maintenance.
(a)Improvements; Alterations. Improvements to the Premises shall be installed at Tenant’s expense only in accordance with plans and specifications which have been previously submitted to and approved in writing by Landlord, which approval shall be governed by the provisions set forth in this Section 8(a). No alterations or physical additions in or to the Premises may be made without Landlord’s prior written consent, which shall not be unreasonably withheld or delayed; however, Landlord may withhold its consent to any alteration or addition that would adversely affect (in the reasonable discretion of Landlord) the (1) Building’s Structure or the Building’s Systems (including the Building’s restrooms or mechanical rooms), (2) exterior appearance of the Building, (3) appearance of the Building’s common areas or elevator lobby areas, or (4) provision of services to other occupants of the Building. Tenant shall not paint or install lighting or decorations, signs, window or door lettering, or advertising media of any type visible from the exterior of the Premises without the prior written consent of Landlord, which consent may be withheld in Landlord’s sole and absolute discretion. All alterations, additions, and improvements shall be constructed, maintained, and used by Tenant, at its risk and expense, in accordance with all Laws; Landlord’s consent to or approval of any alterations, additions or improvements (or the plans therefor) shall not constitute a representation or warranty by Landlord, nor Landlord’s acceptance, that the same comply with sound architectural and/or engineering practices or with all applicable Laws, and Tenant shall be solely responsible for ensuring all such compliance.
(b)Repairs; Maintenance. Tenant shall maintain the Premises in a clean, safe, and operable condition, and shall not permit or allow to remain any waste or damage to any portion of the Premises. Additionally, Tenant, at its sole expense, shall repair, replace and maintain in good condition and in accordance with all Laws, all portions of the Premises, Tenant’s Off-Premises Equipment, if any, and all areas where Tenant’s Off Premises Equipment, if any, are located. Tenant shall repair or replace, subject to Landlord’s direction and supervision, any damage to the Building caused by a Tenant Party. If Tenant fails to make such repairs or replacements within thirty (30) days after the occurrence of such damage (provided, however, such period shall be extended for an additional reasonable period if the damage is of such a nature that it cannot be repaired or replaced within thirty (30) days and Tenant has diligently commenced the repair or replacement of same and is diligently pursuing the same to completion), then Landlord may make the same at Tenant’s cost. If any such damage occurs outside of the Premises, then Landlord may elect to repair such damage at Tenant’s expense, rather than having Tenant repair such damage. The cost of all maintenance, repair or replacement work performed by Landlord under this Section 8 shall be paid by Tenant to Landlord within 30 days after Landlord has invoiced Tenant therefor.
(c)Performance of Work. All work described in this Section 8 shall be performed only by Landlord or by contractors and subcontractors approved in writing by Landlord, which approval will not be unreasonably withheld or delayed. Tenant shall cause all contractors and subcontractors to procure and maintain insurance coverage naming Landlord, Landlord’s property management company and Landlord’s asset management company as additional insureds against such risks, in such amounts, and with such companies as Landlord may reasonably require. Tenant shall provide Landlord with the identities, mailing addresses and telephone numbers of all persons performing work or supplying materials prior to beginning such construction and Landlord may post on and about the Premises notices of non-responsibility pursuant to applicable Laws. All such work shall be performed in accordance with all Laws and in a good and workmanlike manner so as not to damage the Building (including the Premises, the Building’s Structure and the Building’s Systems). All such work which may affect the Building’s Structure or the Building’s Systems must be approved by the Building’s engineer of record, at Tenant’s expense and, at Landlord’s election, must be performed by Landlord’s usual contractor for such work. All work affecting the roof of the Building must be performed by Landlord’s roofing contractor and no such work will be permitted if it would void or reduce the warranty on the roof.
(d)Mechanic’s Liens. All work performed, materials furnished, or obligations incurred by or at the request of a Tenant Party shall be deemed authorized and ordered by Tenant only, and Tenant shall not permit any mechanic’s liens to be filed against the Premises or the Project in connection therewith. Upon completion of any such work, Tenant shall deliver to Landlord final lien waivers from all contractors, subcontractors and materialmen who performed such work. If such a lien is filed, then Tenant shall, within twenty (20) days after Landlord has delivered notice of the filing thereof to Tenant (or such earlier time period as may be necessary to prevent the forfeiture of the Premises, the Project or any interest of Landlord therein or the imposition of a civil or criminal fine with respect thereto), either (1) pay the amount of the lien and cause the lien to be released of record, or (2) diligently contest such lien and deliver to Landlord a bond or other security reasonably satisfactory to Landlord. If Tenant fails to timely take either such action, then Landlord may pay the lien claim, and any amounts so paid, including expenses and interest, shall be paid by Tenant to Landlord within twenty (20) days after Landlord has invoiced Tenant therefor. Landlord and Tenant acknowledge and agree that their relationship is and shall be solely that of “landlord-tenant” (thereby excluding a relationship of “owner-contractor,” “owner-agent” or other similar relationships). Accordingly, all materialmen, contractors, artisans, mechanics, laborers and any other persons now or hereafter contracting with Tenant, any contractor or subcontractor of Tenant or any other Tenant Party for the furnishing of any labor, services, materials, supplies or equipment with respect to any portion of the Premises, at any time from the date hereof until the end of the Term, are hereby charged with notice that they look exclusively to Tenant to obtain payment for same. Nothing herein shall be deemed a consent by Landlord to any liens being placed upon the Premises, the Project or Landlord’s interest therein due to any work performed by or for Tenant or deemed to give any contractor or subcontractor or materialman any right or interest in any funds held by Landlord to reimburse Tenant for any portion of the cost of such work. Tenant shall defend, indemnify and hold harmless Landlord and its agents and representatives from and against all claims, demands, causes of action, suits, judgments, damages and expenses (including attorneys’ fees) in any way arising from or relating to the failure by any Tenant Party to pay for any work performed, materials furnished, or obligations incurred by or at the request of a Tenant Party. This indemnity provision shall survive termination or expiration of this Lease.
9.Use. Tenant shall occupy and use the Premises only for the Permitted Use and shall comply with all Laws relating to the use, condition, access to, and occupancy of the Premises and will not commit waste, overload the Building’s Structure or the Building’s Systems or subject the Premises to use that would damage the Premises. The population density within the Premises as a whole shall at no time exceed one person for each one hundred (100) rentable square feet in the Premises. Tenant may access the Premises twenty-four (24) hours per day, seven (7) days per week, fifty-two (52) weeks per year using the Building’s card reader access system. Notwithstanding anything in this Lease to the contrary, as between Landlord and Tenant, subsequent to the date of this Lease and solely during the Term, (a) Tenant shall bear the risk of complying with Title III of the Americans With Disabilities Act of 1990, any state laws governing handicapped access or architectural barriers, and all rules, regulations, and guidelines promulgated under such laws, as amended from time to time (the “Disabilities Acts”) in the Premises, and (b) Landlord shall bear the risk of complying with the Disabilities Acts in the common areas of the Building, other than compliance that is necessitated by the use of the Premises for other than the Permitted Use or as a result of any alterations or additions, including any initial tenant improvement work, made by or on behalf of a Tenant Party (which risk and responsibility shall be borne by Tenant). The Premises shall not be used for any use which is disreputable, creates extraordinary fire hazards, or results in an increased rate of insurance on the Building or its contents, or for the storage of any Hazardous Materials (other than typical office supplies [e.g., photocopier toner] and then only in compliance with all Laws). Tenant shall not use any substantial portion of the Premises for an “outbound” “ call center” (Landlord specifically acknowledges that Tenant’s proposed use as a business-to business operation which does not directly contact consumers (i.e., not a call center) is a permitted use), any other telemarketing use, or any credit processing use. If, because of a Tenant Party’s acts or because Tenant vacates the Premises, the rate of insurance on the Building or its contents increases, then such acts shall be an Event of Default, Tenant shall pay to Landlord the amount of such increase on demand, and acceptance of such payment shall not waive any of Landlord’s other rights. Tenant shall conduct its business and control each other Tenant Party so as not to create any nuisance or unreasonably interfere with other tenants or Landlord in its management of the Building.
10.Assignment and Subletting.
(a)Transfers. Except as provided in Section 10(h), Tenant shall not, without the prior written consent of Landlord, (1) assign, transfer, or encumber this Lease or any estate or interest herein, whether directly or by operation of law, (2) permit any other entity to become Tenant hereunder by merger, consolidation, or other reorganization, (3) if Tenant is an entity other than a corporation whose stock is publicly traded, permit the transfer of an ownership interest in Tenant so as to result in a change in the current control of Tenant, (4) sublet any portion of the Premises, (5) grant any license, concession, or other right of occupancy of any portion of the Premises, or (6) permit the use of the Premises by any parties other than Tenant (any of the events listed in Section 10(a)(1) through 10(a)(6) being a “Transfer”).
(b)Consent Standards. Landlord shall not unreasonably withhold its consent to any assignment or subletting of the Premises, provided that the proposed transferee (1) is creditworthy, (2) has a good reputation in the business community, (3) will use the Premises for the Permitted Use (thus, excluding, without limitation, uses for credit processing, an “outbound call center” and telemarketing), (4) will not use the Premises, Building or Project in a manner that would materially increase the pedestrian or vehicular traffic to the Premises, Building or Project, (5) is not a governmental entity, or subdivision or agency thereof, (6) is not another occupant of the Building or Complex, and (7) is not a person or entity with whom Landlord is then, or has been within the six month period prior to the time Tenant seeks to enter into such assignment or subletting, negotiating to lease space in the Building or Complex or any Affiliate of any such person or entity; otherwise, Landlord may withhold its consent in its sole discretion. Additionally, Landlord may withhold its consent in its sole discretion to any proposed Transfer if any Event of Default by Tenant then exists.
(c)Request for Consent. If Tenant is required to request Landlord’s consent to a Transfer, then, at least 15 business days prior to the effective date of the proposed Transfer, Tenant shall provide Landlord with a written description of all terms and conditions of the proposed Transfer, copies of the proposed documentation, and the following information about the proposed transferee: name and address; reasonably satisfactory information about its business and business history; its proposed use of the Premises; banking, financial, and other credit information; and general references sufficient to enable Landlord to determine the proposed transferee’s creditworthiness and character. Concurrently with Tenant’s notice of any request for consent to a Transfer, Tenant shall pay to Landlord a fee of $1,000 to defray Landlord’s expenses in reviewing such request, and Tenant shall also reimburse Landlord immediately upon request for its reasonable attorneys’ fees (not to exceed Three Thousand Five Hundred Dollars ($3,500)) incurred in connection with considering any request for consent to a Transfer.
(d)Conditions to Consent. If Landlord consents to a proposed Transfer, then the proposed transferee shall deliver to Landlord a written agreement whereby it expressly assumes Tenant’s obligations hereunder; however, any transferee of less than all of the space in the Premises shall be liable only for obligations under this Lease that are properly allocable to the space subject to the Transfer for the period of the Transfer. No Transfer shall release Tenant from its obligations under this Lease, but rather Tenant and its transferee shall be jointly and severally liable therefor. Landlord’s consent to any Transfer shall not waive Landlord’s rights as to any subsequent Transfers. If an Event of Default occurs while the Premises or any part thereof are subject to a Transfer, then Landlord, in addition to its other remedies, may collect directly from such transferee all rents becoming due to Tenant and apply such rents against Rent. Tenant authorizes its transferees to make payments of rent directly to Landlord upon receipt of notice from Landlord to do so following the occurrence of an Event of Default hereunder.
Tenant shall pay for the cost of any demising walls or other improvements necessitated by a proposed subletting or assignment.
(e)Attornment by Subtenants. Each sublease by Tenant hereunder shall be subject and subordinate to this Lease and to the matters to which this Lease is or shall be subordinate, and each subtenant by entering into a sublease is deemed to have agreed that in the event of termination, re-entry or dispossession by Landlord under this Lease, Landlord may, at its option, take over all of the right, title and interest of Tenant, as sublandlord, under such sublease, and such subtenant shall, at Landlord’s option, attorn to Landlord pursuant to the then executory provisions of such sublease, except that Landlord shall not be (1) liable for any previous act or omission of Tenant under such sublease, (2) subject to any counterclaim, offset or defense that such subtenant might have against Tenant, (3) bound by any previous modification of such sublease not approved by Landlord in writing or by any rent or additional rent or advance rent which such subtenant might have paid for more than the current month to Tenant, and all such rent shall remain due and owing, notwithstanding such advance payment, (4) bound by any security or advance rental deposit made by such subtenant which is not delivered or paid over to Landlord and with respect to which such subtenant shall look solely to Tenant for refund or reimbursement, or (5) obligated to perform any work in the subleased space or to prepare it for occupancy, and in connection with such attornment, the subtenant shall execute and deliver to Landlord any instruments Landlord may reasonably request to evidence and confirm such attornment. Each subtenant or licensee of Tenant shall be deemed, automatically upon and as a condition of its occupying or using the Premises or any part thereof, to have agreed to be bound by the terms and conditions set forth in this Section 10(e). The provisions of this Section 10(e) shall be self-operative, and no further instrument shall be required to give effect to this provision.
(f)Cancellation. Landlord may, by written notice to Tenant within 30 days after submission of Tenant’s written request for Landlord’s consent to an assignment or subletting, cancel this Lease as to the portion of the Premises proposed to be sublet or assigned as of the date the proposed Transfer is to be effective; provided, that, Tenant may vitiate Landlord’s cancelation by written notice to Landlord rescinding Tenant’s prior request within thirty (30) days of Tenant’s receipt of Landlord’s cancelation notice. If Landlord cancels this Lease as to any portion of the Premises, then this Lease shall cease for such portion of the Premises and Tenant shall pay to Landlord all Rent accrued through the cancellation date relating to the portion of the Premises covered by the proposed Transfer. Thereafter, Landlord may lease such portion of the Premises to the prospective transferee (or to any other person) without liability to Tenant.
(g)Additional Compensation. Excluding any Permitted Transfer (as defined below), Tenant shall pay to Landlord, immediately upon receipt thereof, the excess of (1) all compensation received by Tenant for a Transfer less the actual out-of-pocket costs reasonably incurred by Tenant with unaffiliated third parties (i.e., brokerage commissions and tenant finish work) in connection with such Transfer (such costs shall be amortized on a straight-line basis over the term of the Transfer in question) over (2) the Rent allocable to the portion of the Premises covered thereby.

(h)Permitted Transfers. Notwithstanding Section 10(a), Tenant may Transfer all or part of its interest in this Lease or all or part of the Premises (a “Permitted Transfer”) to the following types of entities (a “Permitted Transferee”) without the written consent of Landlord:
(1)an Affiliate of Tenant;
(2)any corporation, limited partnership, limited liability partnership, limited liability company or other business entity in which or with which Tenant, or its corporate successors or assigns, is merged or consolidated, in accordance with applicable statutory provisions governing merger and consolidation of business entities, so long as (A) Tenant’s obligations hereunder are assumed by the entity surviving such merge r or created by such consolidation; and (B) the Tangible Net Worth of the surviving or created entity is not less than the Tangible Net Worth of Tenant as of the date hereof; or
(3)any corporation, limited partnership, limited liability partnership, limited liability company or other business entity acquiring all or substantially all of Tenant’s assets, so long as (A) Tenant’s obligations hereunder are assumed by the entity surviving such merger or created by such consolidation; and (B) such entity’s Tangible Net Worth after such acquisition is not less than the Tangible Net Worth of Tenant as of the date hereof.
Tenant shall promptly notify Landlord of any such Permitted Transfer. Tenant shall remain liable for the performance of all of the obligations of Tenant hereunder, or if Tenant no longer exists because of a merger, consolidation, or acquisition, the surviving or acquiring entity shall expressly assume in writing the obligations of Tenant hereunder. Additionally, the Permitted Transferee shall comply with all of the terms and conditions of this Lease, including the Permitted Use, and the use of the Premises by the Permitted Transferee may not violate any other agreements affecting the Premises, the Building or the Complex, Landlord or other tenants of the Building or the Complex. No later than 30 days after the effective date of any Permitted Transfer, Tenant agrees to furnish Landlord with (i) copies of the instrument effecting any of the foregoing Transfers, (ii) documentation establishing Tenant’s satisfaction of the requirements set forth above applicable to any such Transfer, and (iii) evidence of insurance as required under this Lease with respect to the Permitted Transferee. The occurrence of a Permitted Transfer shall not waive Landlord’s rights as to any subsequent Transfers. “Tangible Net Worth” means the excess of total assets over total liabilities, in each case as determined in accordance with generally accepted accounting principles consistently applied (“GAAP”), excluding, however, from the determination of total assets all assets which would be classified as intangible assets under GAAP including goodwill, licenses, patents, trademarks, trade names, copyrights, and franchises. Any subsequent Transfer by a Permitted Transferee shall be subject to the terms of this Section 10.

11.Insurance; Waivers; Subrogation; Indemnity.
(a)Tenant’s Insurance. Effective as of the earlier of (1) the date Tenant enters or occupies the Premises, or (2) the Commencement Date, and continuing throughout the Term, Tenant shall maintain the following insurance policies: (A) commercial general liability insurance in amounts of $3,000,000 per occurrence or, following the expiration of the initial Term, such other amounts as Landlord may from time to time reasonably require (and, if the use and occupancy of the Premises include any activity or matter that is or may be excluded from coverage under a commercial general liability policy [e.g., the sale, service or consumption of alcoholic beverages], Tenant shall obtain such endorsements to the commercial general liability policy or otherwise obtain insurance to insure all liability arising from such activity or matter [including liquor liability, if applicable] in such amounts as Landlord may reasonably require), insuring Tenant, Landlord, Landlord’s property management company, Landlord’s asset management company and, if requested in writing by Landlord, Landlord’s Mortgagee, against all liability for injury to or death of a person or persons or damage to property arising from the use and occupancy of the Premises and (without implying any consent by Landlord to the installation thereof) the installation, operation, maintenance, repair or removal of Tenant’s Off-Premises Equipment, (B) insurance covering the replacement cost of all alterations and improvements and betterments in the Premises, naming Landlord and Landlord’s Mortgagee as additional loss payees as their interests may appear, (C) insurance covering the replacement cost of all furniture, trade fixtures and personal property (including property of Tenant or others) in the Premises or otherwise placed in the Project by or on behalf of a Tenant Party (including Tenant’s Off-Premises Equipment), (D) contractual liability insurance sufficient to cover Tenant’s indemnity obligations hereunder (but only if such contractual liability insurance is not already included in Tenant’ s commercial general liability insurance policy) , (E) worker’s compensation insurance, and (F) business interruption insurance in an amount reasonably acceptable to Landlord. Tenant’s insurance shall provide primary coverage to Landlord when any policy issued to Landlord provides duplicate or similar coverage, and in such circumstance Landlord’s policy will be excess over Tenant’s policy. Tenant shall furnish to Landlord certificates of such insurance and such other evidence satisfactory to Landlord of the maintenance of all insurance coverages required hereunder on or before the Commencement Date. Tenant shall promptly notify Landlord if any insurance required hereunder will not be renewed. Upon the renewal of the insurance required hereunder, Tenant shall, no later than fifteen (15) days after the renewal, furnish to Landlord insurance certificate(s) evidencing the renewal. If, during the Term, any insurance coverage required hereunder is changed in any manner, Tenant shall, no later than fifteen (15) days after the change, furnish to Landlord insurance certificate(s) evidencing the change. Tenant shall obtain a written obligation on the part of each insurance company to notify Landlord at least 30 days before the cancellation of any such insurance policies. All such insurance policies shall be in form, and issued by companies with an A.M. Best rating of A+:VII or better, reasonably satisfactory to Landlord. If Tenant fails to comply with the foregoing insurance requirements or to deliver to Landlord the certificates or evidence of coverage required herein, Landlord, in addition to any other remedy available pursuant to this Lease or otherwise, may, but shall not be obligated to, obtain such insurance and Tenant shall pay to Landlord on demand the premium costs thereof, plus an administrative fee of 15% of such cost.
(b)Landlord’s Insurance. Throughout the Term of this Lease, Landlord shall maintain, as a mm1mum, the following insurance policies: (1) property insurance for the Building’s replacement value (excluding property required to be insured by Tenant), less a commercially reasonable deductible if Landlord so chooses, and (2) commercial general liability insurance in an amount of not less than $3,000,000. Landlord may, but is not obligated to, maintain such other insurance and additional coverages as it may deem necessary. The cost of all insurance carried by Landlord with respect to the Project shall be included in Operating Costs. The foregoing insurance policies and any other insurance carried by Landlord shall be for the sole benefit of Landlord and under Landlord’s sole control, and Tenant shall have no right or claim to any proceeds thereof or any other rights thereunder.

(c)No Subrogation; Waiver of Property Claims. Landlord and Tenant each waives any claim it might have against the other for any damage to or theft, destruction, loss, or loss of use of any property, to the extent the same is insured against under any insurance policy of the types described in this Section 11 that covers the Project, the Premises, Landlord’s or Tenant’s fixtures, personal property, leasehold improvements, or business, or is required to be insured against under the terms hereof, regardless of whether the negligence of the other party caused such Loss (defined below). Additionally, Landlord and Tenant each waives any claim it may have against the other for any Loss to the extent such Loss is caused by a terrorist act. Each party shall cause its insurance carrier to endorse all applicable policies waiving the carrier’s rights of recovery under subrogation or otherwise against the other party. Notwithstanding any provision in this Lease to the contrary, Landlord, its agents, employees and contractors shall not be liable to Tenant or to any party claiming by, through or under Tenant for (and Tenant hereby releases Landlord and its agents, contractors, invitees and employees from any claim or responsibility for) any damage to or destruction, loss, or loss of use, or theft of any property of any Tenant Party located in or about the Project, caused by casualty, theft, fire, third parties or any other matter or cause, regardless of whether the negligence of any party caused such loss in whole or in part, unless such loss resulted from gross negligence or willful misconduct of Landlord and its agents, contractors and employees. Tenant acknowledges that Landlord shall not carry insurance on, and shall not be responsible for damage to, any property of any Tenant Party located in or about the Project.
(d)Indemnity. Subject to Section 11(c), Tenant shall defend, indemnify, and hold harmless Landlord and its representatives and agents from and against all claims, demands, liabilities, causes of action, suits, judgments, damages, and expenses (including reasonable attorneys’ fees) arising from any injury to or death of any person or the damage to or theft, destruction, loss, or loss of use of, any property or inconvenience (a “Loss”) (1) occurring in or on the Project (other than within the Premises) to the extent caused by the negligence or willful misconduct of any Tenant Party, (2) occurring in the Premises, or (3) arising out of the installation, operation, maintenance, repair or removal of any property of any Tenant Party located in or about the Project, including Tenant’s Off-Premises Equipment. It being agreed that clauses (2) and (3) of this indemnity are intended to indemnify Landlord and its agents against the consequences of their own negligence or fault, even when Landlord or its agents are jointly, comparatively, contributively, or concurrently negligent with Tenant, and even though any such claim, cause of action or suit is based upon or alleged to be based upon the strict liability of Landlord or its agents; however, such indemnity shall not apply to the sole or gross negligence or willful misconduct of Landlord and its agents. Subject to Section 11(c), Landlord shall defend, indemnify, and hold harmless Tenant and its agents from and against all claims, demands, liabilities, causes of action, suits, judgments, damages, and expenses (including reasonable attorneys’ fees) for any Loss arising from any occurrence at the common areas of the Project to the extent caused by the negligence or willful misconduct of Landlord or its agents. The indemnities set forth in this Lease shall survive termination or expiration of this Lease and shall not terminate or be waived, diminished or affected in any manner by any abatement or apportionment of Rent under any provision of this Lease. If any proceeding is filed for which indemnity is required hereunder, the indemnifying party agrees, upon request therefor, to defend the indemnified party in such proceeding at its sole cost utilizing counsel satisfactory to the indemnified party.
12.Subordination; Attornment; Notice to Landlord’s Mortgagee.

(a)Subordination. This Lease shall be subordinate to any deed of trust, mortgage, or other security instrument (each, a “Mortgage”), or any ground lease, master lease, or primary lease (each, a “Primary Lease”), that now or hereafter covers all or any part of the Premises (the mortgagee under any such Mortgage, beneficiary under any such deed of trust, or the lessor under any such Primary Lease is referred to herein as a “Landlord’s Mortgagee”). Any Landlord’s Mortgagee may elect, at any time, unilaterally, to make this Lease superior to its Mortgage, Primary Lease, or other interest in the Premises by so notifying Tenant in writing. The provisions of this Section shall be self-operative and no further instrument of subordination shall be required; however, in confirmation of such subordination, Tenant shall execute and return to Landlord (or such other party designated by Landlord) within ten days after written request therefor such documentation, in recordable form if required, as a Landlord’s Mortgagee may reasonably request to evidence the subordination of this Lease to such Landlord’s Mortgagee’s Mortgage or Primary Lease (including a subordination, non-disturbance and attornment agreement) or, if the Landlord’s Mortgagee so elects, the subordination of such Landlord’s Mortgagee’s Mortgage or Primary Lease to this Lease. Landlord has provided to Tenant a subordination, non-disturbance and attornment agreement (“SNDA”) from the current Landlord’s Mortgagee. Tenant may negotiate the SNDA with such Landlord’s Mortgagee.
(b)Attornment. Tenant shall attorn to any party succeeding to Landlord’s interest in the Premises, whether by purchase, foreclosure, deed in lieu of foreclosure, power of sale, termination of lease, or otherwise, upon such party’s request, and shall execute such agreements confirming such attornment as such party may reasonably request.
(c)Notice to Landlord’s Mortgagee. Tenant shall not seek to enforce any remedy it may have for any default on the part of Landlord without first giving written notice by certified mail, return receipt requested, specifying the default in reasonable detail, to any Landlord’s Mortgagee whose address has been given to Tenant, and affording such Landlord’s Mortgagee a reasonable opportunity to perform Landlord’s obligations hereunder.
(d)Landlord’s Mortgagee’s Protection Provisions. If Landlord’s Mortgagee shall succeed to the interest of Landlord under this Lease, Landlord’s Mortgagee shall not be: (1) liable for any act or omission of any prior lessor (including Landlord); (2) bound by any rent or additional rent or advance rent which Tenant might have paid for more than the current month to any prior lessor (including Landlord), and all such rent shall remain due and owing, notwithstanding such advance payment; (3) bound by any security or advance rental deposit made by Tenant which is not delivered or paid over to Landlord’s Mortgagee and with respect to which Tenant shall look solely to Landlord for refund or reimbursement; (4) bound by any termination, amendment or modification of this Lease made without Landlord’s Mortgagee’s consent and written approval, except for those terminations, amendments and modifications permitted to be made by Landlord without Landlord’s Mortgagee’s consent pursuant to the terms of the loan documents between Landlord and Landlord’s Mortgagee; (5) subject to the defenses which Tenant might have against any prior lessor (including Landlord); and (6) subject to the offsets which Tenant might have against any prior lessor (including Landlord) except for those offset rights which (A) are expressly provided in this Lease, (B) relate to periods of time following the acquisition of the Building by Landlord’s Mortgagee, and (C) Tenant has provided written notice to Landlord’s Mortgagee and provided Landlord’s Mortgagee a reasonable opportunity to cure the event giving rise to such offset event. Landlord’s Mortgagee shall have no liability or responsibility under or pursuant to the terms of this Lease or otherwise after it ceases to own an interest in the Project. Nothing in this Lease shall be construed to require Landlord’s Mortgagee to see to the application of the proceeds of any loan, and Tenant’s agreements set forth herein shall not be impaired on account of any modification of the documents evidencing and securing any loan.
13.Rules and Regulations. Tenant shall comply with the rules and regulations of the Project which are attached hereto as Exhibit C. Landlord may, from time to time, upon prior written notice change such rules and regulations for the safety, care, or cleanliness of the Project and related facilities, provided that such changes are applicable to all tenants of the Project, will not unreasonably interfere with Tenant’s use of the Premises and are enforced by Landlord in a non-discriminatory manner. Tenant shall be responsible for the compliance with such rules and regulations by each Tenant Party. In the event of any conflict between any such modification by Landlord of the rules and regulations and any specific term set forth in this Lease, the specific term set forth in this Lease shall govern.
14.Condemnation.
(a)Total Taking. If the entire Building or Premises are taken by right of eminent domain or conveyed in lieu thereof(a “Taking”), this Lease shall terminate as of the date of the Taking.
(b)Partial Taking - Tenant’s Rights. If any part of the Building becomes subject to a Taking and such Taking will prevent Tenant from conducting on a permanent basis its business in the Premises in a manner reasonably comparable to that conducted immediately before such Taking, then Tenant may terminate this Lease as of the date of such Taking by giving written notice to Landlord within 30 days after the Taking, and Basic Rent and Additional Rent shall be apportioned as of the date of such Taking. If Tenant does not terminate this Lease, then Rent shall be abated on a reasonable basis as to that portion of the Premises rendered untenantable by the Taking.
(c)Partial Taking - Landlord’s Rights. If any material portion, but less than all, of the Building becomes subject to a Taking, or if Landlord is required to pay any of the proceeds arising from a Taking to a Landlord’s Mortgagee, then Landlord may terminate this Lease by delivering written notice thereof to Tenant within 30 days after such Taking, and Basic Rent and Additional Rent shall be apportioned as of the date of such Taking. If Landlord does not so terminate this Lease, then this Lease will continue, but if any portion of the Premises has been taken, Rent shall abate as provided in the last sentence of Section l4(b).
(d)Temporary Taking. If all or any portion of the Premises becomes subject to a Taking for a limited period of time (not to exceed ninety (90) days), this Lease shall remain in full force and effect and Tenant shall continue to perform all of the terms, conditions and covenants of this Lease, including the payment of Basic Rent and all other amounts required hereunder. If any such temporary Taking terminates one (1) year or more prior to the expiration of the Term, Tenant shall restore the Premises as nearly as possible to the condition prior to such temporary Taking, at Tenant’s sole cost and expense. Landlord shall be entitled to receive the entire award for any such temporary Taking, except that Tenant shall be entitled to receive the portion of such award which (1) compensates Tenant for its loss of use of the Premises within the Term and (2) reimburses Tenant for the reasonable out-of-pocket costs actually incurred by Tenant to restore the Premises as required by this Section.

(e)Award. If any Taking occurs, then Landlord shall receive the entire award or other compensation for the Land, the Building, and other improvements taken; however, Tenant may separately pursue a claim (to the extent it will not reduce Landlord’s award) against the condemnor for the value of Tenant’s personal property which Tenant is entitled to remove under this Lease, moving costs, loss of business, and other claims it may have.
15.Fire or Other Casualty.
(a)Repair Estimate. If the Premises or the Building are damaged by fire or other casualty (a “Casualty”), Landlord shall, within 90 days after such Casualty, deliver to Tenant a good faith estimate (the “Damage Notice”) of the time needed to repair the damage caused by such Casualty.
(b)Tenant’s Rights. If a material portion of the Premises is damaged by Casualty such that Tenant is prevented from conducting its business in the Premises in a manner reasonably comparable to that conducted immediately before such Casualty and Landlord estimates that the damage caused thereby cannot be repaired within two hundred forty (240) days after the commencement of repairs (the “Repair Period”), then Tenant may terminate this Lease by delivering written notice to Landlord of its election to terminate within thirty (30) days after the Damage Notice has been delivered to Tenant.
(c)Landlord’s Rights. If a Casualty damages the Premises or a material portion of the Building and (1) Landlord estimates that the damage to the Premises cannot be repaired within the Repair Period, (2) the damage to the Premises exceeds 50% of the replacement cost thereof (excluding foundations and footings), as estimated by Landlord, and such damage occurs during the last two years of the Term, (3) regardless of the extent of damage to the Premises, the damage is not fully covered by Landlord’s insurance policies or Landlord makes a good faith determination that restoring the Building would be uneconomical, or (4) Landlord is required to pay any insurance proceeds arising out of the Casualty to a Landlord’s Mortgagee, then Landlord may terminate this Lease by giving written notice of its election to terminate within 30 days after the Damage Notice has been delivered to Tenant.
(d)Repair Obligation. If neither party elects to terminate this Lease following a Casualty, then Landlord shall, as soon as commercially practicable, begin to repair the Premises and shall proceed with reasonable diligence to restore the Premises to substantially the same condition as they existed immediately before such Casualty; however, Landlord shall not be required to repair or replace any alterations or betterments within the Premises (which shall be promptly and with due diligence repaired and restored by Tenant at Tenant’s sole cost and expense) or any furniture, equipment, trade fixtures or personal property of Tenant or others in the Premises or the Building, and Landlord’s obligation to repair or restore the Premises shall be limited to the extent of the insurance proceeds actually received by Landlord for the Casualty in question. If this Lease is terminated under the provisions of this Section 15, Landlord shall be entitled to the full proceeds of the insurance policies providing coverage for all alterations, improvements and betterments in the Premises (and, if Tenant has failed to maintain insurance on such items as required by this Lease, Tenant shall pay Landlord an amount equal to the proceeds Landlord would have received had Tenant maintained insurance on such items as required by this Lease).
(e)Abatement of Rent. If the Premises are damaged by Casualty, Rent for the portion of the Premises rendered untenantable by the damage shall be abated on a reasonable basis from the date of damage until the completion of Landlord’s repairs (or until the date of termination of this Lease by Landlord or Tenant as provided above, as the case may be), unless a Tenant Party caused such damage, in which case, Tenant shall continue to pay Rent without abatement.
16.Personal Property Taxes. Tenant shall be liable for all taxes levied or assessed against personal property, furniture, or fixtures placed by Tenant in the Premises or in or on the Building or Project. If any taxes for which Tenant is liable are levied or assessed against Landlord or Landlord’s property and Landlord elects to pay the same, or if the assessed value of Landlord’s property is increased by inclusion of such personal property, furniture or fixtures and Landlord elects to pay the taxes based on such increase, then Tenant shall pay to Landlord, within 30 days following written request therefor, the part of such taxes for which Tenant is primarily liable hereunder; however, Landlord shall not pay such amount if Tenant notifies Landlord that it will contest the validity or amount of such taxes before Landlord makes such payment, and thereafter diligently proceeds with such contest in accordance with Law and if the non-payment thereof does not pose a threat of loss or seizure of the Project or interest of Landlord therein or impose any fee or penalty against Landlord.
17.Events of Default. Each of the following occurrences shall be an “Event of Default”:
(a)Payment Default. Tenant’s failure to pay Rent within five days after Landlord has delivered written notice to Tenant that the same is due; however, an Event of Default shall occur hereunder without any obligation of Landlord to give any notice if Tenant fails to pay Rent when due and, during the 12-month interval preceding such failure, Landlord has given Tenant written notice of failure to pay Rent on two or more occasions;
(b)Abandonment. [Intentionally deleted.]
(c)Estoppel. Tenant fails to provide any estoppel certificate after Landlord’s written request therefor pursuant to Section 25(e) and such failure shall continue for ten days after Landlord’s second written notice thereof to Tenant;
(d)Insurance. Tenant fails to procure, maintain and deliver to Landlord evidence of the insurance policies and coverages as required under Section 1 l(a);
(e)Mechanic’s Liens. Tenant fails to pay and release of record, or diligently contest and bond around, any mechanic’s lien filed against the Premises or the Project for any work performed, materials furnished, or obligation incurred by or at the request of Tenant, within the time and in the manner required by Section 8(d);
(f)Other Defaults. Tenant’s failure to perform, comply with, or observe any other agreement or obligation of Tenant under this Lease and the continuance of such failure for a period of more than 30 days after Landlord has delivered to Tenant written notice thereof; and
(g)Insolvency. The filing of a petition by or against Tenant (the term “Tenant” shall include, for the purpose of this Section 17(g), any guarantor of Tenant’s obligations hereunder) (1) in any bankruptcy or other insolvency proceeding; (2) seeking any relief under any state or federal debtor relief law; (3) for the appointment of a liquidator or receiver for all or substantially all of Tenant’s property or for Tenant’s interest in this Lease; (4) for the reorganization or modification of Tenant’s capital structure; or (5) in any assignment for the benefit of creditors proceeding; however, if such a petition is filed against Tenant, then such filing shall not be an Event of Default unless Tenant fails to have the proceedings initiated by such petition dismissed within 90 days after the filing thereof.
18.Remedies. Upon any Event of Default, Landlord may, in addition to all other rights and remedies afforded Landlord hereunder or by law or equity, take any one or more of the following actions:
(a)Termination of Lease. Terminate this Lease by giving Tenant written notice thereof, in which event Tenant shall pay to Landlord the sum of (1) all Rent accrued hereunder through the date of termination, (2) all amounts due under Section 19(a), and (3) an amount equal to the total Rent that Tenant would have been required to pay for the remainder of the Term;
(b)Termination of Possession. Terminate Tenant’s right to possess the Premises without terminating this Lease by giving written notice thereof to Tenant, in which event Tenant shall pay to Landlord (1) all Rent and other amounts accrued hereunder to the date of termination of possession, (2) all amounts due from time to time under Section 19(a), and (3) all Rent and other net sums required hereunder to be paid by Tenant during the remainder of the Term, diminished by any net sums thereafter received by Landlord through reletting the Premises during such period, after deducting all actual reasonable costs incurred by Landlord in reletting the Premises. If Landlord elects to proceed under this Section 18(b), Landlord may remove all of Tenant’s property from the Premises and store the same in a public warehouse or elsewhere at the cost of, and for the account of, Tenant, without becoming liable for any loss or damage which may be occasioned thereby. Landlord shall use reasonable efforts to relet the Premises on such terms as Landlord in its reasonable discretion may determine (including a term different from the Term, rental concessions, and alterations to, and improvement of, the Premises); however, Landlord shall not be obligated to relet the Premises before leasing other portions of the Building or Complex and Landlord shall not be obligated to accept any prospective tenant proposed by Tenant unless such proposed tenant meets all of Landlord’s leasing criteria. Landlord shall not be liable for, nor shall Tenant’s obligations hereunder be diminished because of, Landlord’s failure to relet the Premises or to collect rent due for such reletting. Tenant shall not be entitled to the excess of any consideration obtained by reletting over the Rent due hereunder. Reentry by Landlord in the Premises shall not affect Tenant’s obligations hereunder for the unexpired Term; rather, Landlord may, from time to time, bring an action against Tenant to collect amounts due by Tenant, without the necessity of Landlord’s waiting until the expiration of the Term. Unless Landlord delivers written notice to Tenant expressly stating that it has elected to terminate this Lease, all actions taken by Landlord to dispossess or exclude Tenant from the Premises shall be deemed to be taken under this Section 18(b). If Landlord elects to proceed under this Section l8(b), it may at any time elect to terminate this Lease under Section 18(a);
(c)Perform Acts on Behalf of Tenant. Perform any act Tenant is obligated to perform under the terms of this Lease (and enter upon the Premises in connection therewith if necessary) in Tenant’s name and on Tenant’s behalf, without being liable for any claim for damages therefor, and Tenant shall reimburse Landlord on demand for any expenses which Landlord may incur in thus effecting compliance with Tenant’s obligations under this Lease (including, but not limited to, collection costs and legal expenses), plus interest thereon at the Default Rate; or

(d)Suspension of Services. Suspend any services required to be provided by Landlord hereunder without being liable for any claim for damages therefor.
19.Payment by Tenant; Non-Waiver; Cumulative Remedies.
(a)Payment by Tenant. Upon any Event of Default, Tenant shall pay to Landlord all actual reasonable costs incurred by Landlord (including court costs and reasonable attorneys’ fees and expenses) in (1) obtaining possession of the Premises, (2) removing and storing Tenant’s or any other occupant’s property, (3) repairing, restoring , altering, remodeling, or otherwise putting the Premises into condition acceptable to a new tenant, (4) if Tenant is dispossessed of the Premises and this Lease is not terminated, reletting all or any part of the Premises (including brokerage commissions, cost of tenant finish work, and other costs incidental to such reletting), (5) performing Tenant’s obligations which Tenant failed to perform, and (6) enforcing, or advising Landlord of, its rights, remedies, and recourses arising out of the default. To the full extent permitted by law, Landlord and Tenant agree the federal and state courts of the state in which the Premises are located shall have exclusive jurisdiction over any matter relating to arising from this Lease and the parties’ rights and obligations under this Lease.
(b)No Waiver. Landlord’s acceptance of Rent following an Event of Default shall not waive Landlord’s rights regarding such Event of Default. No waiver by Landlord of any violation or breach of any of the terms contained herein shall waive Landlord’s rights regarding any future violation of such term. Landlord’s acceptance of any partial payment of Rent shall not waive Landlord’s rights with regard to the remaining portion of the Rent that is due, regardless of any endorsement or other statement on any instrument delivered in payment of Rent or any writing delivered in connection therewith; accordingly, Landlord’s acceptance of a partial payment of Rent shall not constitute an accord and satisfaction of the full amount of the Rent that is due.
(c)Cumulative Remedies. Any and all remedies set forth in this Lease: (1) shall be in addition to any and all other remedies Landlord may have at law or in equity, (2) shall be cumulative, and (3) may be pursued successively or concurrently as Landlord may elect. The exercise of any remedy by Landlord shall not be deemed an election of remedies or preclude Landlord from exercising any other remedies in the future. Additionally, Tenant shall defend, indemnify and hold harmless Landlord, Landlord’s Mortgagee and their respective representatives and agents from and against all claims, demands, liabilities , causes of action, suits, judgments, damages and expenses (including reasonable attorneys’ fees) arising from Tenant’s failure to perform its obligations under this Lease.
20.Landlord’s Lien. [Intentionally deleted.]
21.Surrender of Premises. No act by Landlord shall be deemed an acceptance of a surrender of the Premises, and no agreement to accept a surrender of the Premises shall be valid unless it is in writing and signed by Landlord. At the expiration or termination of this Lease, Tenant shall deliver to Landlord the Premises with all improvements located. therein in good repair and condition, free of Hazardous Materials placed on the Premises during the Term, broom-clean, reasonable wear and tear (and condemnation and Casualty damage not caused by Tenant, as to which Sections 14 and 15 shall control) excepted, and shall deliver to Landlord all keys to the Premises. Provided that Tenant has performed all of its obligations hereunder, Tenant may remove all unattached trade fixtures, furniture, and personal property placed in the Premises or elsewhere in the Building by Tenant. Additionally, at Landlord’s option, Tenant shall remove such alterations, additions, improvements, trade fixtures, personal property, equipment, wiring, conduits, cabling, and furniture (including Tenant’s Off-Premises Equipment) as Landlord may request; however, Tenant shall not be required to remove any addition or improvement to the Premises or the Project if Landlord has specifically agreed in writing that the improvement or addition in question need not be removed. Landlord hereby confirms that Tenant is required to remove the wiring, conduits and cabling to be installed by Tenant as a part of Tenant’s Work. Tenant shall repair all damage caused by such removal. All items not so removed shall, at Landlord’s option, be deemed to have been abandoned by Tenant and may be appropriated, sold, stored, destroyed, or otherwise disposed of by Landlord in accordance with applicable Laws. The provisions of this Section 21 shall survive the end of the Term.
22.Holding Over. If Tenant fails to vacate the Premises at the end of the Term, then Tenant shall be a tenant at sufferance and, in addition to all other damages and remedies to which Landlord may be entitled for such holding over, (a) Tenant shall pay, in addition to the other Rent, (i) during the first three (3) months after the end of the Term, Basic Rent each month equal to equal to 125% of the Rent payable during the last month of the Term and (ii) thereafter, Basic Rent each month equal to 150% of the Rent payable during the last month of the Term, and (b) Tenant shall otherwise continue to be subject to all of Tenant’s obligations under this Lease. Tenant shall have no right to notice under N.C.G.S. §42-14 of the termination of its tenancy. The provisions of this Section 22 shall not be deemed to limit or constitute a waiver of any other rights or remedies of Landlord provided herein or at law. If Tenant fails to surrender the Premises upon the termination or expiration of this Lease, in addition to any other liabilities to Landlord accruing therefrom, Tenant shall protect, defend, indemnify and hold Landlord harmless from all loss, costs (including reasonable attorneys’ fees) and liability resulting from such failure, including any claims made by any succeeding tenant founded upon such failure to surrender, and any lost profits to Landlord resulting therefrom.
23.Certain Rights Reserved by Landlord. Provided that the exercise of such rights does not unreasonably interfere with Tenant’s occupancy of the Premises, Landlord shall have the following rights:
(a)Building Operations. To decorate and to make inspections, repairs, alterations, additions, changes, or improvements, whether structural or otherwise, in and about the Project, or any part thereof; to enter upon the Premises (after giving Tenant reasonable notice thereof, which may be oral notice, except in cases of real or apparent emergency, in which case no notice shall be required) and, during the continuance of any such work, to temporarily close doors, entryways, public space, and corridors in the Building; to interrupt or temporarily suspend Building services and facilities; to change the name of the Building; and to change the arrangement and location of entrances or passageways, doors, and doorways, corridors, elevators, stairs, restrooms, or other public parts of the Building;
(b)Security. To take such reasonable measures as Landlord deems advisable for the security of the Building and its occupants; evacuating the Building for cause, suspected cause, or for drill purposes; temporarily denying access to the Building; and closing the Building after normal business hours and on Sundays and holidays, subject, however, to Tenant’s right to enter when the Building is closed after normal business hours under such reasonable regulations as Landlord may prescribe from time to time (Landlord hereby agrees that, if Tenant’s employees utilize the Building’s card reader access system, Tenant’s employees will not be required otherwise to sign in for access to the Building);

(c)Prospective Purchasers and Lenders. To enter the Premises at all reasonable hours to show the Premises to prospective purchasers or lenders; and
(d)Prospective Tenants. At any time during the last 12 months of the Term (or earlier if Tenant has notified Landlord in writing that it does not desire to renew the Term) or at any time following the occurrence of an Event of Default, to enter the Premises at all reasonable hours to show the Premises to prospective tenants.
24.Substitution Space. [Intentionally deleted.)
25.Miscellaneous.
(a)Landlord Transfer. Landlord may transfer any portion of the Project and any of its rights under this Lease. If Landlord assigns its rights under this Lease, then Landlord shall thereby be released from any further obligations hereunder arising after the date of transfer, provided that the assignee assumes in writing Landlord’s obligations hereunder arising from and after the transfer date.
(b)Landlord’s Liability. The liability of Landlord (and its partners, shareholders or members) to Tenant (or any person or entity claiming by, through or under Tenant) for any default by Landlord under the terms of this Lease or any matter relating to or arising out of the occupancy or use of the Premises and/or other areas of the Building shall be limited to Tenant’s actual direct, but not consequential, damages therefor and shall be recoverable only from the interest of Landlord in the Building, and Landlord (and its partners, shareholders or members) shall not be personally liable for any deficiency.
(c)Force Majeure. Other than for Tenant’s obligations under this Lease that can be performed by the payment of money (e.g., payment of Rent, allowances, and maintenance of insurance), whenever a period of time is herein prescribed for action to be taken by either party hereto, such party shall not be liable or responsible for, and there shall be excluded from the computation of any such period of time, any delays due to strikes, riots, acts of God, shortages of labor or materials, war, terrorist acts or activities, governmental laws, regulations, or restrictions, or any other causes of any kind whatsoever which are beyond the reasonable control of such party.
(d)Brokerage. Neither Landlord nor Tenant has dealt with any broker or agent in connection with the negotiation or execution of this Lease, other than CBRE, Inc., representing Landlord, and Jones Lang LaSalle Brokerage, Inc. (“Tenant’s Broker”), representing Tenant, whose commissions shall be paid by Landlord pursuant to separate written agreements. Tenant and Landlord shall each indemnify the other against all costs, expenses, attorneys’ fees, liens and other liability for commissions or other compensation claimed by any other broker or agent claiming the same by, through, or under the indemnifying party.
(e)Estoppel Certificates. From time to time, Tenant shall furnish to any party designated by Landlord, within twenty (20) days after Landlord has made a request therefor, a certificate signed by Tenant confirming and containing such factual certifications and representations as to this Lease as Landlord may reasonably request. Unless otherwise required by Landlord’s Mortgagee or a prospective purchaser or mortgagee of the Project, the initial form of estoppel certificate to be signed by Tenant is attached hereto as Exhibit F. If Tenant does not deliver to Landlord the certificate signed by Tenant within such required time period, Landlord, Landlord’s Mortgagee and any prospective purchaser or mortgagee, may conclusively presume and rely upon the following facts: (1) this Lease is in full force and effect; (2) the terms and provisions of this Lease have not been changed except as otherwise represented by Landlord; (3) not more than one monthly installment of Basic Rent and other charges have been paid in advance; (4) there are no claims against Landlord nor any defenses or rights of offset against collection of Rent or other charges; and (5) Landlord is not in default under this Lease. In such event, Tenant shall be estopped from denying the truth of the presumed facts.
(f)Notices. All notices and other communications given pursuant to this Lease shall be in writing and shall be (1) mailed by first class, United States Mail, postage prepaid, certified, with return receipt requested, and addressed to the parties hereto at the address specified in the Basic Lease Information, (2) handdelivered to the intended addressee, (3) sent by a nationally recognized overnight courier service, or (4) sent by facsimile transmission during normal business hours followed by a confirmatory letter sent in another manner permitted hereunder. All notices shall be effective upon delivery to the address of the addressee (even if such addressee refuses delivery thereof). The parties hereto may change their addresses by giving notice thereof to the other in conformity with this provision.
(g)Separability. If any clause or provision of this Lease is illegal, invalid, or unenforceable under present or future laws, then the remainder of this Lease shall not be affected thereby and in lieu of such clause or provision, there shall be added as a part of this Lease a clause or provision as similar in terms to such illegal, invalid, or unenforceable clause or provision as may be possible and be legal, valid, and enforceable.
(h)Amendments; Binding Effect; No Electronic Records. This Lease may not be amended except by instrument in writing signed by Landlord and Tenant. No provision of this Lease shall be deemed to have been waived by either party unless such waiver is in writing signed by that party, and no custom or practice which may evolve between the parties in the administration of the terms hereof shall waive or diminish the right of either party to insist upon the performance by the other party in strict accordance with the terms hereof. Landlord and Tenant hereby agree not to conduct the transactions or communications contemplated by this Lease by electronic means, except by facsimile transmission as specifically set forth in Section 25(f); nor shall the use of the phrase “in writing” or the word “written” be construed to include electronic communications except by facsimile transmissions as specifically set forth in Section 25(f). The terms and conditions contained in this Lease shall inure to the benefit of and be binding upon the parties hereto, and upon their respective successors in interest and legal representatives, except as otherwise herein expressly provided. This Lease is for the sole benefit of Landlord and Tenant, and, other than Landlord’s Mortgagee, no third party shall be deemed a third party beneficiary hereof.
(i)Quiet Enjoyment. Provided Tenant has performed all of its obligations hereunder, Tenant shall peaceably and quietly hold and enjoy the Premises for the Term, without hindrance from Landlord or any party claiming by, through, or under Landlord, but not otherwise, subject to the terms and conditions of this Lease.
(j)No Merger. There shall be no merger of the leasehold estate hereby created with the fee estate in the Premises or any part thereof if the same person acquires or holds, directly or indirectly, this Lease or any interest in this Lease and the fee estate in the leasehold Premises or any interest in such fee estate.

(k)No Offer. The submission of this Lease to Tenant shall not be construed as an offer, and Tenant shall not have any rights under this Lease unless Landlord executes a copy of this Lease and delivers it to Tenant.
(l)Entire Agreement. This Lease constitutes the entire agreement between Landlord and Tenant regarding the subject matter hereof and supersedes all oral statements and prior writings relating thereto. Except for those set forth in this Lease, no representations, warranties, or agreements have been made by Landlord or Tenant to the other with respect to this Lease or the obligations of Landlord or Tenant in connection therewith. The normal rule of construction that any ambiguities be resolved against the drafting party shall not apply to the interpretation of this Lease or any exhibits or amendments hereto.
(m)Waiver of Jury Trial. TO THE MAXIMUM EXTENT PERMITTED BY LAW, LANDLORD AND TENANT EACH WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY LITIGATION OR TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE ARISING OUT OF OR WITH RESPECT TO THIS LEASE OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED HERETO.
(n)Governing Law. This Lease shall be governed by and construed in accordance with the laws of the state in which the Premises are located.
(o)Recording. Tenant shall not record this Lease or any memorandum of this Lease without the prior written consent of Landlord, which consent may be withheld or denied in the sole and absolute discretion of Landlord, and any recordation by Tenant shall be a material breach of this Lease. Tenant grants to Landlord a power of attorney to execute and record a release releasing any such recorded instrument of record that was recorded without the prior written consent of Landlord.
(p)Water or Mold Notification. To the extent Tenant or its agents or employees discover any water leakage, water damage or mold in or about the Premises or Project, Tenant shall promptly notify Landlord thereof in writing.
(q)Joint and Several Liability. If Tenant is comprised of more than one party, each such party shall be jointly and severally liable for Tenant’s obligations under this Lease. All unperformed obligations of Tenant hereunder not fully performed at the end of the Term shall survive the end of the Term, including payment obligations with respect to Rent and all obligations concerning the condition and repair of the Premises.
(r)Financial Reports. Within twenty (20) days after Landlord’s request in connection with a proposed sale or refinancing of the Project, Tenant will furnish Tenant’s most recent audited financial statements (including any notes to them) to Landlord, or, if no such audited statements have been prepared, such other financial statements(and notes to them) as may have been prepared by an independent certified public accountant or, failing those, Tenant’s internally prepared financial statements. If Tenant is a publicly traded corporation, Tenant may satisfy its obligations hereunder by providing to Landlord Tenant’s most recent annual and quarterly reports. Landlord will not disclose any aspect of Tenant’s financial statements that Tenant designates to Landlord as confidential except (1) to Landlord’s Mortgagee or prospective mortgagees or purchasers of the Building (provided Landlord has advised such parties of the confidential nature of such financial information and such parties agree to take commercially reasonable actions to maintain the confidentiality thereof, unless such financial information are otherwise publicly available), (2) in litigation between Landlord and Tenant, and/or (3) if required by court order. Tenant shall not be required to deliver the financial statements required under this Section 25(r) more than once in any 12-month period unless requested by Landlord’s Mortgagee or a prospective buyer or lender of the Building or an Event of Default occurs.
(s)Fees. Whenever a party requests the other party to take any action not required of it hereunder or give any consent required or permitted under this Lease, the requesting party will reimburse the other party for that party’s reasonable, out-of-pocket costs payable to third parties and incurred by that party in reviewing the proposed action or consent, including reasonable attorneys’, engineers’ or architects’ fees, within 30 days after the requesting party’s delivery to the other party of a statement of such costs. The requesting party will be obligated to make such reimbursement without regard to whether the other party consents to any such proposed action. Tenant specifically acknowledges that this provision does not apply to Sections l2(a), 25(e) and 25(r) above regarding SNDAs, estoppel certificates and financial reports, respectively.
(t)Telecommunications. Tenant and its telecommunications companies, including local exchange telecommunications companies and alternative access vendor services companies, shall have no right of access to and within the Building, for the installation and operation of telecommunications systems, including voice, video, data, Internet, and any other services provided over wire, fiber optic, microwave, wireless, and any other transmission systems (“Telecommunications Services”), for part or all of Tenant’s telecommunications within the Building and from the Building to any other location without Landlord’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed. All providers of Telecommunications Services shall be required to comply with the rules and regulations of the Building, applicable Laws and Landlord’s policies and practices for the Building. Tenant acknowledges that Landlord shall not be required to provide or arrange for any Telecommunications Services and that Landlord shall have no liability to any Tenant Party in connection with the installation, operation or maintenance of Telecommunications Services or any equipment or facilities relating thereto, except for any damage resulting from Landlord’s gross negligence or willful misconduct. Tenant, at its cost and for its own account, shall be solely responsible for obtaining all Telecommunications Services.
(u)Confidentiality. Tenant acknowledges that the terms and conditions of this Lease are to remain confidential for Landlord’s benefit, and may not be disclosed by Tenant to anyone, by any manner or means, directly or indirectly, without Landlord’s prior written consent; however, Tenant may disclose the terms and conditions of this Lease if required by Law or court order, to its attorneys, accountants, employees and existing or prospective financial partners provided same are advised by Tenant of the confidential nature of such terms and conditions and agree to maintain the confidentiality thereof (in each case, prior to disclosure). Tenant shall be liable for any disclosures made in violation of this Section by Tenant or by any entity or individual to whom the terms of and conditions of this Lease were disclosed or made available by Tenant. The consent by Landlord to any disclosures shall not be deemed to be a waiver on the part of Landlord of any prohibition against any future disclosure.
(v)Authority. Tenant (if a corporation, partnership or other business entity) hereby represents and warrants to Landlord that Tenant is a duly formed and existing entity qualified to do business in the state in which the Premises are located, that Tenant has full right and authority to execute and deliver this Lease, and that each person signing on behalf of Tenant is authorized to do so, and that Tenant’s organizational identification number assigned by the North Carolina Secretary of State is 0406052. Landlord hereby represents and warrants to Tenant that Landlord is a duly formed and existing entity qualified to do business in the state in which the Premises are located, that Landlord has full right and authority to execute and deliver this Lease, and that each person signing on behalf of Landlord is authorized to do so.
(w)Hazardous Materials. The term “Hazardous Materials” means any substance, material, or waste which is now or hereafter classified or considered to be hazardous, toxic, or dangerous under any Law relating to pollution or the protection or regulation of human health, natural resources or the environment, or poses or threatens to pose a hazard to the health or safety of persons on the Premises or in the Project. Tenant shall not use, generate, store, or dispose of, or permit the use, generation, storage or disposal of Hazardous Materials on or about the Premises or the Project except in a manner and quantity necessary for the ordinary performance of Tenant’s business, and then in compliance with all Laws. If Tenant breaches its obligations under this Section 25(w), Landlord may immediately take any and all action reasonably appropriate to remedy the same, including taking all appropriate action to clean up or remediate any contamination resulting from Tenant’s use, generation, storage or disposal of Hazardous Materials. Notwithstanding Landlord’s indemnity contained in Section 11(d), Tenant shall defend, indemnify, and hold harmless Landlord and its representatives and agents from and against any and all claims, demands, liabilities, causes of action, suits, judgments, damages and expenses (including reasonable attorneys’ fees and cost of clean up and remediation) arising from Tenant’s failure to comply with the provisions of this Section 25(w). This indemnity provision shall survive termination or expiration of this Lease. To the best of Landlord’s actual knowledge (without any duty of investigation), the Building is free of Hazardous Materials. Landlord agrees that it will take all commercially reasonable actions to maintain the Property in compliance with all environmental Laws, but shall have no responsibility with respect to any of Tenant’s Work.
(x)List of Exhibits. All exhibits and attachments attached hereto are incorporated herein by this reference.
Exhibit A -     Outline of Premises
Exhibit B -     Description of the Land
Exhibit C     Building Rules and Regulations
Exhibit D     Tenant Finish-Work
Exhibit E     Form of Confirmation of Commencement Date Letter
Exhibit F -     Form of Tenant Estoppel Certificate
Exhibit G -     Parking
Exhibit H -     Form of Right of First Offer Notice
Exhibit I-1 -    Form of Right of First Refusal Notice
Exhibit I-2 -     Depiction of ROFR Offer Space
Exhibit J-1 -     HVAC Specifications
Exhibit J-2 -    Schedule of Current Janitorial Services

(y)Prohibited Persons and Transactions. Tenant represents and warrants that neither Tenant nor any of its affiliates, nor any of their respective partners, members, shareholders or other equity owners, and none of their respective employees, officers, directors, representatives or agents is, nor will they become, a person or entity with whom U.S. persons or entities are restricted from doing business under regulations of the Office of Foreign Assets Control (“OFAC”) of the Department of the Treasury (including those named on OFAC’s Specially Designated and Blocked Persons List) or under any statute, executive order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism), or other governmental action and is not and will not Transfer this Lease to, contract with or otherwise engage in any dealings or transactions or be otherwise associated with such persons or entities.
(z)Time is of the Essence. Time is of the essence with respect to the performance of every provision of this Lease in which performance is a factor.
(aa)Landlord’s Representations and Warranties. Landlord represents and warrants that, as of the date of its execution of this Lease, (i) Landlord is the fee simple title holder of the Project, (ii) the Project is not subject to a ground lease, (iii) Landlord has no knowledge of any easements, encumbrances or other matters of record that prohibit the conduct by Tenant of the Permitted Use at the Premises or Tenant’s quiet enjoyment of the Premises pursuant to this Lease, and (iv) to the best of its knowledge, the Common Areas and the Premises are in material compliance with applicable Laws.
26.Other Provisions.
(a)Termination Option. Tenant shall have a one-time right to terminate this Lease (the “Termination Option” ) as of the last day of the thirty-sixth (36th) Rent-paying month (the “Termination Date”), provided (i) Tenant gives notice thereof to Landlord on or before twelve (12) months before the Termination Date and (ii) Tenant is not in default under the Lease at the time of the giving of such notice or on the Termination Date. Tenant’s Termination Option hereunder is conditioned upon the payment in full by Tenant, at the time Tenant delivers notice to Landlord that it is exercising its termination right hereunder, of: (A) the unamortized cost of all tenant improvement allowances incurred, leasing commissions and legal costs actually paid, incurred or provided by Landlord in connection with the Lease (including, without limitation, free rent and similar concessions and attorney’s fees), amortized from the Commencement Date to the Termination Date at nine percent (9%) per annum; (B) Rent due under this Lease for the three (3) months after the Termination Date (collectively, the “Termination Payment”). Tenant shall continue to pay all Rent due through and including the Termination Date pursuant to the terms of this Lease. After Landlord’s receipt of the Termination Payment, and so long as Tenant has surrendered the Premises in the condition required under this Lease, neither party shall have any rights, liabilities or obligations under this Lease for the period after the Termination Date, except those which, by the provisions of this Lease, expressly survive the termination of this Lease.
(b)Signage. Landlord shall at its expense (i) list Tenant in the Building’s electronic directory located in the main lobby of the Building, and (ii) provide Building-standard identification signage at the main entrance to the Premises. In addition, Landlord shall identify Tenant on the Building’s monument sign. Landlord shall have the right to remove Tenant from Building’s monument sign at such time that Tenant’s Premises comprise less than an entire floor in the Building.
(c)Renewal Options. Provided Tenant is then leasing the entire Premises, and no Event of Default has occurred and is continuing, Tenant may renew this Lease for the entire Premises for one (1) period of five (5) years by delivering written notice of such exercise to Landlord not later than six (6) months before the expiration of the Term. The Basic Rent payable during such extended Term shall be the rental rate set forth in Basic Lease Information of the Lease (and shown as “Renewal Period”). Within thirty (30) days after receipt of Tenant’s notice to renew, Landlord and Tenant shall execute an amendment to this Lease prepared by Landlord and extending the Term on the same terms provided in this Lease, except as follows:
(1)Basic Rent shall be as set forth in Basic Lease Information of the Lease (and shown as “Renewal Period”);
(2)Tenant shall have no other renewal option unless expressly granted by Landlord in writing;
(3)Landlord shall lease to Tenant the Premises in their then-current condition, and Landlord shall provide to Tenant a refurbishment allowance of [***]/sq ft in connection with such renewal; and
(4)Tenant shall pay for the parking spaces which it is entitled to use at the rates from time to time charged to patrons of the Parking Area and/or any other parking area associated with the Building during the extended Term (plus all applicable taxes).
Tenant’s rights under this Section 26(c) shall automatically terminate if (I) (A) an Event of Default has occurred and is continuing when Tenant notifies Landlord that Tenant wishes to renew its Lease or (B) an Event of Default has occurred and is continuing when the renewal period is scheduled to commence, (II) this Lease or Tenant’s right to possession of the Premises is terminated, (III) Tenant assigns any of its interest in this Lease or sublets any portion of the Premises (except to a Permitted Transferee), or (IV) Tenant fails to timely exercise its option under this Section 26(c), time being of the essence with respect to Tenant’s exercise thereof.
(d)One-Time Right of First Offer . [***]
(e)Right of First Refusal . [***]
(f)Landlord’s Default . Landlord shall not be in default under this Lease unless Landlord fails to perform its obligations hereunder within a reasonable time, but in no event no later than thirty (30) days after written notice by Tenant to Landlord and to the holder of any first mortgage or deed of trust covering the Premises whose name and address shall have theretofore been furnished to Tenant in writing, specifying wherein Landlord has failed to perform such obligation; provided, however, that if the nature of Landlord’s obligation is such that more than thirty (30) days are required for performance, Landlord shall not be in default if Landlord commences performance within such thirty (30) day period and thereafter diligently pursues the same to completion. In the event that Landlord remains in default of its obligations hereunder beyond such cure period, Tenant shall have the right to sue Landlord for specific performance or Tenant’s actual damages.
In the event of a Landlord default that results in a condition which requires prompt action because of a substantial risk of immediate injury or property damage at the Premises, Tenant shall have the right, but not the obligation, to take such commercially reasonable actions as may be necessary to prevent such risk or to cure such default. Additionally, in the event of a Landlord default that materially and adversely affects Tenant’s ability to operate its business at the Premises, Tenant shall have the right, but not the obligation, to take such commercially reasonable actions as may be necessary to prevent such risk or to cure such default, provided that Tenant shall (1) use commercially reasonable efforts to provide Landlord with (a) prior written notice of the action(s) that

Tenant proposes to undertake as well as the expected cost, and (b) a reasonable opportunity to respond, and (2) not undertake any action(s) that may adversely affect (in the reasonable discretion of Landlord) the (a) Building’s Structure or the Building’s Systems (including the Building’s restrooms or mechanical rooms), (b) exterior appearance of the Building, (c) appearance of the Building’s common areas or elevator lobby areas, or (d) provision of services to other occupants of the Building. If Tenant spends any money to cure such default by Landlord, Tenant may submit to Landlord for reimbursement of Tenant’s reasonable expenses actually incurred, and Landlord shall reimburse Tenant within thirty (30) days after Landlord’s receipt of such documentation as Landlord may reasonably require. If Landlord fails to reimburse Tenant pursuant to the preceding sentence, Tenant may deduct and offset such amounts from and against Rent due or to become due under this Lease; provided, however, Tenant may not deduct more than twenty-five percent (25%) of the Rent due in any calendar month.
(Remainder of page left intentionally blank.)

LANDLORD AND TENANT EXPRESSLY DISCLAIM ANY IMPLIED WARRANTY THAT THE PREMISES ARE SUITABLE FOR TENANT’S INTENDED COMMERCIAL PURPOSE, AND TENANT’S OBLIGATION TO PAY RENT HEREUNDER IS NOT DEPENDENT UPON THE CONDITION OF THE PREMISES OR THE PERFORMANCE BY LANDLORD OF ITS OBLIGATIONS HEREUNDER, AND, EXCEPT AS OTHERWISE EXPRESSLY PROVIDED HEREIN, TENANT SHALL CONTINUE TO PAY THE RENT, WITHOUT ABATEMENT, DEMAND, SETOFF OR DEDUCTION, NOTWITHSTANDING ANY BREACH BY LANDLORD OF ITS DUTIES OR OBLIGATIONS HEREUNDER, WHETHER EXPRESS OR IMPLIED.
This Lease is executed on the respective dates set forth below, but for reference purposes, this Lease shall be dated as of the date first above written. If the execution date is left blank, this Lease shall be deemed executed as of the date first written above.
LANDLORD:
TC PARK SOUTH, LLC, a Delaware limited liability company
By: TC Park South Member, LLC, a Delaware limited liability company, its sole member
By: Trammell Crow Company Acquisitions II, L.P., a Delaware limited partnership, its sole Managing Member
By: Trammell Crow Acquisitions I-II GP, L.P., a Delaware limited partnership, its General Partner
By: Trammell Crow Acquisitions I-II Inc., a Delaware corporation

By: /s/ Michael S. Duffy
Name: Michael S. Duffy
Title: Executive Vice President
Execution Date: 4/2/12
TENANT:
QUICKEN LOANS, INC. a Michigan corporation
By: /s/ William Emerson
Name: William Emerson
Title: Chief Executive Officer
Execution Date: 3/27/12

EXHIBIT A

EXHIBIT A

OUTLINE OF PREMISES

southparkCENTER

6135 Park South Drive, Charlotte, NC

SUITE 200
19,200 RSF

For Leasing Information Call:

Paula Moss
paula.moss@cbre.com
704.331.1275

Rett Turner
rett.turner@cbre.com
704.331.1289

CBRE

Not to scale.

EXHIBIT B
DESCRIPTION OF THE LAND
Lying and being in Mecklenburg County, North Carolina, and being more particularly described as follows:
To locate the point and place of Beginning, commence at a point at the intersection of the northern margin of the right-of-way of Pine Valley Road and the eastern margin of the right-of-way of Park South Drive (60′ public rightof-way); thence, with and along the eastern margin of the right-of-way of Park South Drive, the following two (2) courses and distances: (1) N. 25-51-16 E. 123.70 feet to an existing iron pin; and (2) N. 25-51-16 E. 137.96 feet to an existing iron pin, a corner of the property of S.B. McGinn, Jr. (now or formerly) as described in Deed Book 1634, Page 574 in the Mecklenburg County Public Registry (hereinafter the “Registry”); thence N. 71-52-26 W. 30.31 feet to a point in the center line of the right-of-way of Park South Drive the point and place of BEGINNING; thence, with and along the center line of the right-of-way of Park South Drive, the following two (2) courses and distances: (1) N. 26-19-28 E. 212.02 feet to a point; and (2) N. 25-37-29 E. 122.18 feet to a point; thence S. 67-38-36 E.
112.18    feet (passing a new iron rod in the eastern margin of the right-of-way of Park South Drive at 30.05 feet) to a new iron rod; thence N. 22-21-24 E. 39.00 feet to a new iron rod; thence S. 67-38-36 E. 143.33 feet to a new iron rod; thence, with the arc of a circular curve to the right having a radius of 449.00 feet, an arc length of 101.57 feet, and a chord bearing distance of S.61-09-45 E. 101.36 feet to a new iron rod; thence S. 54-40-55 E. 34.82 feet to a new iron rod; thence S. 60-37-58 E. 158.55 feet to a new iron rod; thence S. 09-19-37 E. 475.46 feet to a new iron rod in the northern boundary line of Lot 10 of Fairmeadows, Block 4 as shown on map thereof in Map Book 8, Page 49 in the Registry (hereinafter “Fairmeadows”); thence, with and along the northern boundary line of Lots 10, 9 and 8 of Fairmeadows, S. 57-23-38 W. 336.84 feet to an existing iron pin in the eastern boundary line of Lot 5 of Pinehurst as shown on map thereof recorded in Map Book 10, Page 281 in the Registry (hereinafter “Pinehurst”); thence, with and along the eastern boundary line of Lots 5 and 4 of Pinehurst, N. 10-42-53 W. 308.98 feet to an existing iron pin, a corner of the afore described property of S.B. McGinn, Jr.; thence, with and along the boundary line of the property line of S.B. McGinn, Jr. the following two (2) courses and distances: (1) N. 10-42-53 W. 138.19 feet to an existing iron pin; and (2) N. 71-52-26 W. 352.21 feet to an existing iron pin in the eastern margin of the right-of-way of Park South Drive; thence, N. 71-52-26 W. 30.31 feet to a point, the point and place of BEGINNING, containing 6.9838 acres, more or less, 0.2294 acre, more or less, within the right-of-way of Park South Drive as shown on a “ALTA/ACSM Land Title Survey for Queens Properties, Inc., 6135 Park South Drive” prepared by R.B. Pharr & Associates, P.A., James P. Cameron, NCRLS, dated March 17, 1999, revised April 12, 1999.
TOGETHER with those rights, easements and privileges contained in that Declaration of Easements recorded in Book 10483, Page 237 in the Mecklenburg County Public Registry.
B-1
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EXHIBIT C
BUILDING RULES AND REGULATIONS
The following rules and regulations shall apply to the Premises, the Building, the parking area associated therewith, and the appurtenances thereto:
1.    Sidewalks, doorways, vestibules, halls, stairways, and other similar areas shall not be obstructed by tenants or used by any tenant for purposes other than ingress and egress to and from their respective leased premises and for going from one to another part of the Building.
2.    Plumbing, fixtures and appliances shall be used only for the purposes for which designed, and no sweepings, rubbish, rags or other unsuitable material shall be thrown or deposited therein. Damage resulting to any such fixtures or appliances from misuse by a tenant or its agents, employees or invitees, shall be paid by such tenant.
3.    No signs, advertisements or notices (other than those that are not visible outside the Premises) shall be painted or affixed on or to any windows or doors or other part of the Building without the prior written consent of Landlord. No nails, hooks or screws (other than those which are necessary to hang paintings, prints, pictures, or other similar items on the Premises’ interior walls) shall be driven or inserted in any part of the Building except by Building maintenance personnel. No curtains or other window treatments shall be placed between the glass and the Building standard window treatments.
4.    Landlord shall provide and maintain an alphabetical directory for all tenants in the main lobby of the Building.
5.    Landlord shall provide all door locks at the entry of each tenant’s leased premises, at the cost of such tenant, and no tenant shall place any additional door locks in its leased premises without Landlord’s prior written consent. Landlord shall furnish to each tenant a reasonable number of keys to such tenant’s leased premises, at such tenant’s cost, and no tenant shall make a duplicate thereof.
6.    Movement in or out of the Building of furniture or office equipment, or dispatch or receipt by tenants of any bulky material, merchandise or materials which require use of elevators or stairways, or movement through the Building entrances or lobby shall be conducted under Landlord’s supervision at such times and in such a manner as Landlord may reasonably require. Each tenant assumes all risks of and shall be liable for all damage to articles moved and injury to persons or public engaged or not engaged in such movement, including equipment, property and personnel of Landlord if damaged or injured as a result of acts in connection with carrying out this service for such tenant.
7.    Landlord may prescribe weight limitations and determine the locations for safes and other heavy equipment or items, which shall in all cases be placed in the Building so as to distribute weight in a manner acceptable to Landlord which may include the use of such supporting devices as Landlord may require. All damages to the Building caused by the installation or removal of any property of a tenant, or done by a tenant’s property while in the Building, shall be repaired at the expense of such tenant.
8.    Corridor doors, when not in use, shall be kept closed. Nothing shall be swept or thrown into the corridors, halls, elevator shafts or stairways. No birds or

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animals (other than seeing-eye dogs) shall be brought into or kept in, on or about any tenant’s leased premises. No portion of any tenant’s leased premises shall at any time be used or occupied as sleeping or lodging quarters.
9.    Tenant shall cooperate with Landlord’s employees in keeping its leased premises neat and clean. Tenants shall not employ any person for the purpose of such cleaning other than the Building’s cleaning and maintenance personnel.
10.    To ensure orderly operation of the Building, no ice, mineral or other water, towels, newspapers, etc. shall be delivered to any leased area except by persons approved by Landlord.
11.    Tenants shall not do or permit anything to be done in their Premises or bring or keep anything therein which will in any way obstruct or interfere with the rights of other tenants, or do, or permit anything to be done in their Premises which shall, in the judgment of Landlord or its manager, in any other way injure or annoy them, or conflict with the laws relating to fire, or with the regulations of the fire department or with any insurance policy upon the Building or any part thereof or any contents therein or conflict with any of the Rules and Ordinances of the public building or health authorities.
12.    No machinery of any kind (other than normal office equipment) shall be operated by any tenant on its leased area without Landlord’s prior written consent, nor shall any tenant use or keep in the Building any flammable or explosive fluid or substance (other than typical office supplies [e.g., photocopier toner] used in compliance with all Laws).
13.    Landlord will not be responsible for lost or stolen personal property, money or jewelry from tenant’s leased premises or public or common areas regardless of whether such loss occurs when the area is locked against entry or not.
14.    No vending or dispensing machines of any kind may be maintained in any leased premises without the prior written permission of Landlord.
15.    Tenant shall not conduct any activity on or about the Premises or Building which will draw pickets, demonstrators, or the like.
16.    All vehicles are to be currently licensed, in good operating condition, parked for business purposes having to do with Tenant’s business operated in the Premises, parked within designated parking spaces, one vehicle to each space. No vehicle shall be parked as a “billboard” vehicle in the parking lot. Any vehicle parked improperly may be towed away. Tenant, Tenant’s agents, employees, vendors and customers who do not operate or park their vehicles as required shall subject the vehicle to being towed at the expense of the owner or driver. Landlord may place a “boot” on the vehicle to immobilize it and may levy a charge of $50.00 to remove the “boot.” Tenant shall indemnify, hold and save harmless Landlord of any liability arising from the towing or booting of any vehicles belonging to a Tenant Party.
17.    No tenant may enter into phone rooms, electrical rooms, mechanical rooms, or other service areas of the Building unless accompanied by Landlord or the Building manager.

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18.    Tenant will not permit any Tenant Party to bring onto the Project any handgun, firearm or other weapons of any kind, illegal drugs or, unless expressly permitted by Landlord in writing, alcoholic beverages.
19.    Tenant shall not permit its employees, invitees or guests to smoke in the Premises or the lobbies, passages, corridors, elevators, vending rooms, rest rooms, stairways or any other area shared in common with other tenants in the Building, or permit its employees, invitees, or guests to loiter at the Building entrances for the purposes of smoking. Landlord may, but shall not be required to, designate an area for smoking outside the Building.
20.    Children under the age of 16 visiting the Premises or the Building must be supervised at all times and no part of the Premises may be used as a day-care facility.
21.    Landlord may refuse admission to the Building outside of ordinary business hours to any person not known to the watchman in charge or not properly identified, and may require all persons admitted to or leaving the Building outside of ordinary business hours to register; provided, however, Landlord agrees that, if Tenant’s employees utilize the Building’s card reader access system, Tenant’s employees will not be required otherwise to sign in for access to the Building. Any person whose presence in the Building at any time shall, in the judgment of Landlord, be prejudicial to the safety, character, reputation and interest of the Building or its tenants may be denied access to the Building or may be ejected therefrom. In case of invasion, riot, public excitement or other commotion, Landlord may prevent all access to the Building during the continuance of the same, by closing the doors or otherwise, for the safety of the tenants, the Building and protection of property in the Building. Landlord may require any person leaving the Building with any package or other object to exhibit a pass from the tenant from whose Premises the package or object is being removed, but the establishment and enforcement of such requirement shall not impose any responsibility on Landlord for the protection of any tenant against the removal of property from the Premises of the tenant. Landlord shall in no way be liable to any tenant for damages or loss arising from the admission, exclusion or ejection of any person to or from the tenant’s Premises or the Building under the provisions of this rule.
22.    Landlord reserves the right to exclude or expel from the Building any person who in the judgment of Landlord is intoxicated or under the influence of liquor or drugs.
23.    Bicycles or other vehicles shall not be permitted in the offices, halls, corridors, lobbies and elevators of the Building, nor shall any obstruction of sidewalks or entrances of the Building by such be permitted.
24.    Tenants shall cooperate fully with the life safety plans of the Building as established and administered by Landlord. This includes participation by tenants and employees of tenants in exit drills, fire inspection , life safety orientations and other programs relating to fire safety that may be promulgated by Landlord.

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EXHIBIT D
TENANT FINISH-WORK: ALLOWANCE
(Landlord Performs the Work)
1.    Acceptance of Premises. Except as set forth in this Exhibit and the Lease, Tenant accepts the Premises in their “AS-IS” condition on the date of Substantial Completion (as defined below).
2.    Space Plans.
(a)    Preparation and Delivery. Within two business days after Tenant’s execution of this Lease, Tenant shall meet with Smith Harris Design Associates or another design consultant selected by Landlord (the “Designer of Record”) to discuss the nature and extent of all improvements that Tenant proposes to install in the Premises and, at such meeting, provide the Designer of Record with all necessary data and information needed by the Designer of Record to prepare initial space plans therefor as required by this paragraph. On or before the tenth day following the date of this Lease, Landlord shall deliver to Tenant a space plan prepared by the Designer of Record depicting improvements to be installed in the Premises (the “Space Plans”).
(b)    Approval Process. Tenant shall notify Landlord whether it approves of the submitted Space Plans within three business days after Landlord’s submission thereof. If Tenant disapproves of such Space Plans, then Tenant shall notify Landlord thereof specifying in reasonable detail the reasons for such disapproval, in which case Landlord shall, within three business days after such notice, revise such Space Plans in accordance with Tenant’s objections and submit to Tenant for its review and approval. Tenant shall notify Landlord in writing whether it approves of the resubmitted Space Plans within one business day after its receipt thereof. This process shall be repeated until the Space Plans have been finally approved by Tenant and Landlord. If Tenant fails to notify Landlord that it disapproves of the initial Space Plans within three business days (or, in the case of resubmitted Space Plans, within one business day) after the submission thereof, then Tenant shall be deemed to have approved the Space Plans in question.
3.    Working Drawings.
(a)    Preparation and Delivery. On or before the date which is 15 days following the date on which the Space Plans are approved (or deemed approved) by Tenant and Landlord, Landlord shall cause to be prepared final working drawings of all improvements to be installed in the Premises and deliver the same to Tenant for its review and approval (which approval shall not be unreasonably withheld, delayed or conditioned).
(b)    Approval Process. Tenant shall notify Landlord whether it approves of the submitted working drawings within five (5) days after Landlord’s submission thereof. If Tenant disapproves of such working drawings, then Tenant shall notify Landlord thereof specifying in reasonable detail the reasons for such disapproval, in which case Landlord shall, within five business days after such notice, revise such working drawings in accordance with Tenant’s objections and submit the revised working drawings to Tenant for its review and approval. Tenant shall notify Landlord in writing whether it approves of the resubmitted

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working drawings within two (2) day after its receipt thereof. This process shall be repeated until the working drawings have been finally approved by Landlord and Tenant. If Tenant fails to notify Landlord that it disapproves of the initial working drawings within three business days (or, in the case of resubmitted working drawings, within two (2) days) after the submission thereof, then Tenant shall be deemed to have approved the working drawings in question. Any delay caused by Tenant’s unreasonable withholding of its consent or delay in giving its written approval as to such working drawings shall constitute a Tenant Delay Day (defined below). If the working drawings are not fully approved (or deemed approved) by both Landlord and Tenant by the 15th business day after the delivery of the initial draft thereof to Tenant, then each day after such time period that such working drawings are not fully approved (or deemed approved) by both Landlord and Tenant shall constitute a Tenant Delay Day.
(c)    Landlord’s Approval; Performance of Work. If any of Tenant’s proposed construction work will affect the Building’s Structure or the Building’s Systems, then the working drawings pertaining thereto must be approved by the Building’s engineer of record. Landlord’s approval of such working drawings shall not be unreasonably withheld, provided that (1) they comply with all Laws, (2) the improvements depicted thereon do not adversely affect (in the reasonable discretion of Landlord) the Building’s Structure or the Building’s Systems (including the Building’s restrooms or mechanical rooms), the exterior appearance of the Building, or the appearance of the Building’s common areas or elevator lobby areas, (3) such working drawings are sufficiently detailed to allow construction of the improvements in a good and workmanlike manner, and (4) the improvements depicted thereon conform to the rules and regulations promulgated from time to time by Landlord for the construction of tenant improvements (a copy of which has been delivered to Tenant). As used herein, “Working Drawings” means the final working drawings approved by Landlord, as amended from time to time by any approved changes thereto, and “Work” means all improvements to be constructed in accordance with and as indicated on the Working Drawings, together with any work required by governmental authorities to be made to other areas of the Building as a result of the improvements indicated by the Working Drawings. Landlord’s approval of the Working Drawings shall not be a representation or warranty of Landlord that such drawings are adequate for any use or comply with any Law, but shall merely be the consent of Landlord thereto. Tenant shall, at Landlord’s request, sign the Working Drawings to evidence its review and approval thereof. After the Working Drawings have been approved, Landlord shall cause the Work to be performed in substantial accordance with the Working Drawings.
4.    Bidding of Work. Prior to commencing the Work, Landlord shall competitively bid the Work to three contractors approved by Landlord, and Tenant shall be allowed to review the submitted bids from such contractors to value engineer any of Tenant’s requested alterations. In such case, Tenant shall notify Landlord of any items in the Working Drawings that Tenant desires to change within two business days after Landlord’s submission thereof to Tenant. If Tenant fails to notify Landlord of its election within such two business day period, Tenant shall be deemed to have approved the bids. Within five business days following Landlord’s submission of the initial construction bids to Tenant under the foregoing provisions (if applicable), Tenant shall have completed all of the following items: (a) finalized with Landlord’s representative and the proposed contractor, the pricing of any requested revisions to the bids for the Work, and (b) approved in writing any overage in the Total Construction Costs in excess of the

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Construction Allowance (hereinafter defined), failing which each day after such five business day period shall constitute a Tenant Delay Day.
5.    Change Orders. Tenant may initiate changes in the Work. Each such change must receive the prior written approval of Landlord, such approval not to be unreasonably withheld or delayed; however, (a) if such requested change would adversely affect (in the reasonable discretion of Landlord) (1) the Building’s Structure or the Building’s Systems (including the Building’s restrooms or mechanical rooms), (2) the exterior appearance of the Building, or (3) the appearance of the Building’s common areas or elevator lobby areas, or (b) if any such requested change might delay the Commencement Date, Landlord may withhold its consent in its sole and absolute discretion. Landlord shall, upon completion of the Work, cause to be prepared an accurate architectural “as-built” plan of the Work as constructed, which plan shall be incorporated into this Exhibit D by this reference for all purposes. If Tenant requests any changes to the Work described in the Space Plans or the Working Drawings, then such increased costs and any additional design costs incurred in connection therewith as the result of any such change shall be added to the Total Construction Costs.
6.    Definitions. As used herein, a “Tenant Delay Day” means each day of delay in the performance of the Work that occurs (a) because Tenant fails to timely furnish any information or deliver or approve any required documents such as the Space Plans or Working Drawings (whether preliminary, interim revisions or final), pricing estimates, construction bids, and the like, (b) because of any change by Tenant to the Space Plans or Working Drawings, (c) because Tenant fails to attend any meeting with Landlord, the Designer of Record, any design professional, or any contractor, or their respective employees or representatives, as may be required or scheduled hereunder or otherwise necessary in connection with the preparation or completion of any construction documents, such as the Space Plans or Working Drawings, or in connection with the performance of the Work, (d) because of any specification by Tenant of materials or installations in addition to or other than Landlord’s standard finish-out materials, or (e) because a Tenant Party otherwise delays completion of the Work. As used herein “Substantial Completion,” “Substantially Completed,” and any derivations thereof mean (a) the Work in the Premises is substantially completed (as reasonably determined by Landlord) in substantial accordance with the Working Drawings and (b) a temporary certificate of occupancy has been issued for the Premises by the applicable governmental entity. Substantial Completion shall have occurred even though minor details of construction, decoration , landscaping and mechanical adjustments remain to be completed by Landlord.
7.    Walk-Through; Punchlist. When Landlord reasonably determines the Work in the Premises to be Substantially Completed, Landlord will notify Tenant and, within three business days thereafter, Landlord’s representative and Tenant’s representative shall conduct a walk-through of the Premises and identify any necessary touch-up work, repairs and minor completion items that are necessary for final completion of the Work. Neither Landlord’s representative nor Tenant’s representative shall unreasonably withhold his or her agreement on punchlist items. Landlord shall use reasonable efforts to cause the contractor performing the Work to complete all punch list items within fifteen (15) business days after agreement thereon; however, Landlord shall not be obligated to engage overtime labor in order to complete such items.
8.    Excess Costs. The entire cost of performing the Work (including design of and space planning for the Work and preparation of the Working Drawings and the final “as-built” plan of the Work, costs of construction labor and materials, general tenant signage, including on the Building monument sign, related taxes and insurance

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costs, licenses, permits, certifications, surveys and other approvals required by Law, and the construction supervision fee referenced in Section 10 of this Exhibit, all of which costs are herein collectively called the “Total Construction Costs”) in excess of the Construction Allowance shall be paid by Tenant. Upon approval of the Working Drawings and selection of a contractor, Tenant shall promptly (a) execute a work order agreement prepared by Landlord which identifies such drawings and itemizes the Total Construction Costs and sets forth the Construction Allowance, and (b) confirm in writing Tenant’s agreement to pay the amount by which Total Construction Costs exceed the Construction Allowance (the “ Excess Costs”). Landlord and Tenant hereby agree that the Total Construction Costs shall be paid by them as follows: First, Landlord shall pay the portion that equals [***] per rentable square foot of the Premises. Next, Tenant shall pay the Excess Costs within ten (10) days of presentation by Landlord of invoices therefor for Work completed. Upon Substantial Completion of the Work and before Tenant occupies the Premises to conduct business therein, Tenant shall pay to Landlord an amount equal to the Total Construction Costs (as adjusted for any approved changes to the Work), less (1) the amount of the advance payment already made by Tenant, and (2) the amount of the Construction Allowance. In the event of default of payment of such excess costs, Landlord (in addition to all other remedies) shall have the same rights as for an Event of Default under this Lease. If any Construction Allowance remains after completion of the Work, Tenant may apply up to [***] per rentable square foot in the Premises toward the actual costs of relocating Tenant’s business to the Premises.
9.    Construction Allowance. Landlord shall provide to Tenant a construction allowance not to exceed [***] per rentable square foot in the Premises (the “Construction Allowance”) to be applied toward the Total Construction Costs, as adjusted for any changes to the Work. The Construction Allowance shall not be disbursed to Tenant in cash, but shall be applied by Landlord to the payment of the Total Construction Costs, if, as, and when the cost of the Work is actually incurred and paid by Landlord, or may be used, to the extent the Total Construction Costs is less than the Construction Allowance, for fixtures or personal property to be installed at the Premises. The Construction Allowance must be used (that is, the Work must be fully complete and the Construction Allowance disbursed) within six months following the Commencement Date or shall be deemed forfeited with no further obligation by Landlord with respect thereto, time being of the essence with respect thereto.
10.    Construction Management. Landlord or its Affiliate or agent shall supervise the Work, make disbursements required to be made to the contractor, and act as a liaison between the contractor and Tenant and coordinate the relationship between the Work, the Building and the Building’s Systems. In consideration for Landlord’s construction supervision services, Tenant shall pay to Landlord a construction supervision fee equal to [***] of the Total Construction Costs.
11.    Construction Representatives. Landlord’s and Tenant’s representatives for coordination of construction and approval of change orders will be as follows, provided that either party may change its representative upon written notice to the other:
Landlord ‘s Representative:    Brian Bradley c/o CBRE, Inc.
201 South College Street, Suite 1900
Charlotte, NC 28244
Telephone:
Telecopy:
Tenant’s Representative:    John Olszewski

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c/o Bedrock Management Services LLC
1092 Woodward Avenue
Detroit, Michigan 48226
Telephone:
Telecopy:
12.    Miscellaneous. To the extent not inconsistent with this Exhibit, Sections 8(a) and 21 of this Lease shall govern the performance of the Work and Landlord’s and Tenant’s respective rights and obligations regarding the improvements installed pursuant thereto.

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EXHIBIT E
CONFIRMATION OF COMMENCEMENT DATE
______________, 20___
Quicken Loans Inc.
1050 Woodward Avenue
Detroit, Michigan 48226
Attention: Angelo V. Vitale
Re:    Lease Agreement (the “Lease”) dated March ___, 2012, between TC PARK SOUTH, LLC, a Delaware limited liability company (“Landlord”), and QUICKEN LOANS INC., a Michigan corporation (“Tenant”). Capitalized terms used herein but not defined shall be given the meanings assigned to them in the Lease.
Ladies and Gentlemen:
Landlord and Tenant agree as follows:
l.    Condition of Premises. Tenant has accepted possession of the Premises pursuant to the Lease. Any improvements required by the terms of the Lease to be made by Landlord have been completed to the full and complete satisfaction of Tenant in all respects except for the punchlist items described on Exhibit A hereto (the “Punchlist Items”), and except for such Punchlist Items, Landlord has fulfilled all of its duties under the Lease with respect to such initial tenant improvements. Furthermore, Tenant acknowledges that the Premises are suitable for the Permitted Use.
2.    Commencement Date. The Commencement Date of the Lease is __________, 20___.
3.    Expiration Date. The Term is scheduled to expire on the last day of the 66th full calendar month of the Term, which date is ____________, 20_____.
4.    Contact Person. Tenant’s contact person in the Premises is:
_________________________
_________________________
_________________________
Attention:
Telephone:
Telecopy:
5.    Ratification. Tenant hereby ratifies and confirms its obligations under the Lease, and represents and warrants to Landlord that it has no defenses thereto. Additionally, Tenant further confirms and ratifies that, as of the date hereof, (a) the Lease is and remains in good standing and in full force and effect, and (b) Tenant has no claims, counterclaims, set-offs or defenses against Landlord arising out of the Lease or in any way relating thereto or arising out of any other transaction between Landlord and Tenant.
6.    Binding Effect; Governing Law. Except as modified hereby, the Lease shall remain in full effect and this letter shall be binding upon Landlord and Tenant and their respective successors and assigns. If any inconsistency exists or arises between

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the terms of this letter and the terms of the Lease, the terms of this letter shall prevail. This letter shall be governed by the laws of the state in which the Premises are located.
Please indicate your agreement to the above matters by signing this letter in the space indicated below and returning an executed original to us.
Sincerely,
CBRE , INC., a Delaware corporation, on behalf of Landlord
By:
Name:
Title:
Agreed and accepted:
QUICKEN LOANS INC., a Michigan corporation
By:
Name:
Title:

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EXHIBIT A
PUNCHLIST ITEMS
Please insert any punchlist items that remain to be performed by Landlord. If no items are listed below by Tenant, none shall be deemed to exist.

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EXHIBIT F
FORM OF TENANT ESTOPPEL CERTIFICATE
The undersigned is the Tenant under the Lease (defined below) between _________________________, a __________________, as Landlord, and the undersigned as Tenant, for the Premises on the floor(s) of the office building located at ___________________, _____________ and commonly known as __________________, and hereby certifies as follows:
1.    The Lease consists of the original Lease Agreement dated as of ______________________, 20___, between Tenant and Landlord[’s predecessor-in-interest] and the following amendments or modifications thereto (if none, please state “ noun”):

The documents listed above are herein collectively referred to as the “Lease” and represent the entire agreement between the parties with respect to the Premises. All capitalized terms used herein but not defined shall be given the meaning assigned to them in the Lease.
2.    The Lease is in full force and effect and has not been modified, supplemented or amended in any way except as provided in Section 1 above.
3.    The Term commenced on ___________, 20_____, and the Term expires, excluding any renewal options, on _____________, 20_____, and Tenant has no option to purchase all or any part of the Premises or the Building or, except as expressly set forth in the Lease, any option to terminate or cancel the Lease.
4.    Tenant currently occupies the Premises described in the Lease and Tenant has not transferred, assigned, or sublet any portion of the Premises nor entered into any license or concession agreements with respect thereto except as follows (if none, please state “none”):

5.    All monthly installments of Basic Rent, all Additional Rent and all monthly installments of estimated Additional Rent have been paid when due through ______________. The current monthly installment of Basic Rent is $ ___________
6.    All conditions of the Lease to be performed by Landlord necessary to the enforceability of the Lease have been satisfied and Landlord is not in default thereunder. In addition, Tenant has not delivered any notice to Landlord regarding a default by Landlord thereunder.
7.    As of the date hereof, there are no existing defenses or offsets, or, to the undersigned’s knowledge, claims or any basis for a claim, that the undersigned has against Landlord and no event has occurred and no condition exists, which, with the giving of notice or the passage of time, or both, will constitute a default under the Lease.

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8.    No rental has been paid more than 30 days in advance and no security deposit has been delivered to Landlord except as provided in the Lease.
9.    If Tenant is a corporation, partnership or other business entity, each individual executing this Estoppel Certificate on behalf of Tenant hereby represents and warrants that Tenant is a duly formed and existing entity qualified to do business in the state in which the Premises are located and that Tenant has full right and authority to execute and deliver this Estoppel Certificate and that each person signing on behalf of Tenant is authorized to do so.
10.    There are no actions pending against Tenant under any bankruptcy or similar laws of the United States or any state.
11.    Other than in compliance with all applicable laws and incidental to the ordinary course of the use of the Premises, the undersigned has not used or stored any hazardous substances in the Premises.
12.    All tenant improvement work to be performed by Landlord under the Lease has been completed in accordance with the Lease and has been accepted by the undersigned and all reimbursements and allowances due to the undersigned under the Lease in connection with any tenant improvement work have been paid in full.
Tenant acknowledges that this Estoppel Certificate may be delivered to Landlord, Landlord’s Mortgagee or to a prospective mortgagee or prospective purchaser, and their respective successors and assigns, and acknowledges that Landlord, Landlord’s Mortgagee and/or such prospective mortgagee or prospective purchaser will be relying upon the statements contained herein in disbursing loan advances or making a new loan or acquiring the property of which the Premises are a part and that receipt by it of this certificate is a condition of disbursing loan advances or making such loan or acquiring such property.
Executed as of ____________, 20_.
TENANT:    _____________________a
__________________

By:
Name:
Title:
EXHIBIT G
PARKING
At no additional cost or expense to Tenant, Tenant may use up to ninety-six (96) unreserved parking spaces, and as long as Tenant’s Premises comprise an entire floor in the Building, up to two (2) reserved parking spaces, in the parking facilities associated with the Building on the Land (the “Parking Area”), subject to such terms, conditions and regulations as are from time to time applicable to patrons of the Parking Area.
In addition, at no additional cost or expense to Tenant, Tenant may use up to twenty (20) additional unreserved parking spaces in the Parking Area, unless Landlord notifies Tenant that such additional parking spaces will be utilized by other tenants or

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invitees of the Building. Upon such notice from Landlord, Tenant shall only use up to ninety-eight (98) unreserved parking spaces in the Parking Area pursuant to the preceding paragraph. In such event, Landlord may, but is not required, to provide parking for up to an additional twenty (20) parking spaces at such location as Landlord may elect,
Tenant shall at all times comply with all Laws respecting the use of the Parking Area. Landlord reserves the right to adopt, modify, and enforce reasonable rules and regulations governing the use of the Parking Area from time to time including any key-card, sticker, or other identification or entrance systems and hours of operations. Landlord may refuse to permit any person who violates such rules and regulations to park in the Parking Area, and any violation of the rules and regulations shall subject the car to removal from the Parking Area.
Tenant may validate visitor parking by such method or methods as Landlord may approve, at the validation rate from time to time generally applicable to visitor parking. Unless specified to the contrary above, the parking spaces provided hereunder shall be provided on an unreserved, “ first-come, first served” basis. Tenant acknowledges that Landlord has arranged or may arrange for the Parking Area to be operated by an independent contractor, not affiliated with Landlord; provided, however, in all events, Tenant’s parking in the Parking Area pursuant to this Exhibit G shall be at no additional cost or expense to Tenant.
There will be a replacement charge payable by Tenant equal to the amount posted from time to time by Landlord for loss of any magnetic parking card or parking sticker issued by Landlord.
All motor vehicles (including all contents thereof) shall be parked in the Parking Area at the sole risk of Tenant and each other Tenant Party, it being expressly agreed and understood Landlord has no duty to insure any of said motor vehicles (including the contents thereof), and Landlord is not responsible for the protection and security of such vehicles. NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS LEASE, LANDLORD SHALL HAVE NO LIABILITY WHATSOEVER FOR ANY PROPERTY DAMAGE OR LOSS WHICH MIGHT OCCUR ON THE PARKING AREA OR AS A RESULT OF OR IN CONNECTION WITH THE PARKING OF MOTOR VEHICLES IN ANY OF THE PARKING SPACES.

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EXHIBIT H
FORM OF RIGHT OF FIRST OFFER NOTICE
[***]
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EXHIBIT I-1
RIGHT OF FIRST REFUSAL NOTICE [DATE OF NOTICE)
[***]

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EXHIBIT I-2

southparkCENTER

6135 Park South Drive, Charlotte, NC

ROFR Space
3rd Floor

For Leasing Information Call:

Paula Moss
paula.moss@cbre.com
704.331.1275

Rett Turner
rett.turner@cbre.com
704.331.1289

Two SouthPark Center 3rd Floor

CBRE

Not to scale.

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EXHIBIT J-1
HV ACSPECIFICATIONS
The HVAC system for the Building shall maintain the following conditions in accordance with BOCA- 1993 and ASHRAE 62-89:

Summer:	91°d.b./73°w.b.outdoor temperature
75°d.b./50% relative humidity indoors
Winter:	10°d.b. outdoor temperature
72°d.b. indoor temperature
Based upon the following criteria:
Ventilation:	Twenty (20) CFM per person (but not to exceed one person per 135 rentable square feet)
Watts:	Maximum 7 watts per square foot Lighting 1.75 watts per usable square foot Equipment Power 2.5 watts per usable square foot.

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EXHIBIT J-2
SCHEDULE OF JANITORIAL SERVICE

CLEANING SCHEDULE	DA	WE	MO	T/Y
GENERAL CLEANING
Empty all waste baskets and trash containers	X
Replace soiled trash liner	X
Empty and damp wipe all ashtrays	X
Dust all horizontal surfaces - spot clean all finger marks and smudges	X
Dust all vertical surfaces		X
Dust all high ledges, shelves, picture frames, telephones, etc.			X
Dust all baseboards and all low dusting not performed daily			X
Clean and sanitize all drinking fountains	X
Sweep or vacuum upholstered furniture - damp wipe dry or vacuum all fabric, plastic, vinyl, leather, metal and/or Formica furniture		X
Dust all venetian blinds				X
Upon completion of cleaning, turn off lights and lock all doors, as instructed by manager	X

FLOOR WORK: HARD RESILIENT
Damp mop or sweep	X
Spot mop and remove spillage	X
Damp mop or wet mop		X
Buff or spray buff				4
Machine clean				2

CARPET CARE
Vacuum traffic lanes	X
Remove all spots and stains when possible	X
Completely vacuum all carpet including edges	X
Pile lift carpeted areas					X
Machine clean					X

RESTROOMS
Polish mirrors and all metal surfaces	X
Clean and disinfect all toilets and urinals	X
Clean and polish all wash basins	X
Mop floors using disinfectant	X
Fill soap dispensers, towel and tissue holders	X
Clean Partitions and ledges		X
Scrub bath room floor?			X
Turn off all lights	X
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Report all stopped up commodes and leaks to building manager	X

WALLS, WOODWORK AND OVERHEAD
Remove hand prints from door frames and light switches only	X
Clean air vents and diffusers	X
Dust light fixtures

STAIRWELLS
Police for debris	X
Sweep or vacuum		X
Dam m and dust hand rails		X

ELEVATORS
Vacuum or mop floors (day porter spot cleans as needed as well)	X
Polish all metal surfaces (day porter cleans finger marks and smudges as well)	X
Vacuum elevator tracks	X
Polish elevator tracks			X

OTHER REQUESTED OPERATIONS
Spot clean entrance door glass	X
Soot clean partition glass	X
Clean partition glass			X
Clean windows inside				X
Clean windows outside				X

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